EXCHANGE AGREEMENT AND PLAN OF MERGER
     AGREEMENT, dated July 20, 1994 (the "Agreement"), by and among
WESTERN WIRELESS CORPORATION, a Delaware corporation ("WWC"),
MARKETS CELLULAR LIMITED PARTNERSHIP, a Delaware limited
partnership ("MARKETS"), MCLP, Inc., a Delaware corporation
("MCLPI"; MARKETS and MCLPI being sometimes referred to hereinafter as the "Constituent Parties"), WWC HOLDING CO., INC., a Delaware
corporation ("WWC Holding"), PN CELLULAR, INC., a Washington corporation ("PNC"), PN CELLULAR LIMITED PARTNERSHIP, a Delaware
limited partnership ("PNCLP"), JOHN W. STANTON and THERESA E.
GILLESPIE (collectively "Stanton"), HELLMAN & FRIEDMAN CAPITAL
PARTNERS II, L.P., a California limited partnership ("HFCP"), H&F
ORCHARD PARTNERS, L.P., a California limited partnership ("HFOP"),
H&F INTERNATIONAL PARTNERS, L.P., a California limited partnership
("HFIP"; HFCP, HFOP AND HFIP being sometimes referred to
individually as an "H&F Entity" and collectively as the "H&F
Entities"), BAYER INVESTMENT GROUP, a Florida general partnership
("Bayer"), M.L. MEDIA OPPORTUNITY PARTNERS L.P., a Delaware limited partnership ("ML Media"), MEDIA/COMMUNICATIONS PARTNERS II LIMITED PARTNERSHIP, a Delaware limited partnership ("M/C Partners"), and MEDIA/COMMUNICATIONS INVESTORS LIMITED PARTNERSHIP, a Delaware
limited partnership ("M/C Investors"; M/C Partners and M/C
Investors being sometimes referred to individually as a "Media/Communications Entity" and collectively as the
"Media/Communications Entities"; the H&F Entities, Bayer, ML Media,
the Media/Communications Entities and Stanton being sometimes referred to individually as a "GCC Stockholder" and collectively as the "GCC Stockholders").
                        R E C I T A L S:
     1.   Stanton, PNC, GS CAPITAL PARTNERS, L.P., GS CAPITAL
PARTNERS MEDIA HOLDING I, L.P., BRIDGE STREET FUND 1992, L.P.,
STONE STREET FUND 1992, L.P., ODYSSEY PARTNERS, L.P. and PROVIDENCE
MEDIA PARTNERS L.P. (collectively the "MARKETS Subscribers") and the H&F Entities and Bayer entered into a Memorandum of Intention
(the "Memorandum of Intention"), pursuant to which, among other things, the parties expressed their non-binding intention (with each party having the right in its discretion to withdraw from the Memorandum of Intention at any time prior to the execution of this Agreement) to effect, inter alia, the following transactions: (i)
WWC would, subject to certain conditions, exchange one share of its common stock, par value $.001 per share (the "WWC Common Stock"), for each share of common stock, par value $.01 per share (the "GCC
Common Stock"), of General Cellular Corporation, a Delaware
corporation ("GCC"), owned by the GCC Stockholders, such that after the consummation of such exchanges by the GCC Stockholders WWC would own, directly or through wholly-owned subsidiaries, more than
80% of the outstanding GCC Common Stock, and (ii) WWC would, subject to certain conditions, enter into a transaction with
MARKETS, PNC and with certain of MARKETS' affiliates, or the holders, directly or indirectly of interests in MARKETS that would result in WWC owning, directly or indirectly, more than 80% of the assets of MARKETS in exchange for shares of WWC Common Stock.
     2.   As of the date of this Agreement, the authorized capital
stock of GCC consists of 10,000,000 shares of GCC Common Stock, of which an aggregate of 8,436,737 shares are issued and outstanding and an aggregate of 600,000 are reserved for issuance pursuant to outstanding employee stock option plans, of which 342,339 shares are subject to issuance pursuant to employee stock option
agreements.
     3.   As of the date hereof, the authorized capital stock of
WWC consists of 25,000,000 shares of WWC Common Stock, of which 10 shares are issued and outstanding and owned by Stanton.  As of the date hereof, the authorized capital stock of WWC Holding consists of 100 shares of common stock, par value $.01 per share (the "WWC
Holding Common Stock"), all of which are issued and outstanding and owned by WWC.  As of the date hereof, the authorized capital stock of MCLPI consists of 100 shares of Common Stock, par value $.01 per share (the "MCLPI Common Stock"), all of which are issued and outstanding and owned by WWC.
     4.   PNCLP, the general partner of MARKETS, has agreed that on
the Effective Date (as hereinafter defined) immediately after, among other things, the consummation of the GCC Exchanges (as hereinafter defined), the Merger (as hereinafter defined), the SCI
Exchange (as hereinafter defined), the MARKETS Affiliates
Transactions (as hereinafter defined) and the transfer described in Paragraph 8 below, PNCLP will transfer to WWC its entire general partnership interest in MARKETS in exchange for 617,971 shares of
WWC Common Stock (the "PNCLP Transfer").
     5.   Prior to the Effective Date, WWC shall make an exchange
offer under Regulation D promulgated under the Securities Act of
1933, as amended (the "Act"), to each holder of an Allocated Class
B Limited Partnership Unit (as such term is defined in the MARKETS
Class B Unit Participation Plan (the "Class B Plan")) which shall not have become an Award (as such term is defined in the Class B
Plan).  Pursuant to such exchange offer, each such holder shall have the right, subject to the consummation of the Merger, to exchange such Allocated Class B Limited Partnership Unit for an option to acquire from WWC 75 shares of WWC Common Stock at a price per share of $3.40 (the "Class B Exchange").
     6.   The Advisory Committee of MARKETS has resolved, subject
to the requisite approval by the general and limited partners of
MARKETS (the "Partners") of this Agreement and the transactions contemplated hereby (the "MARKETS Partners' Approval"), in
accordance with the Revised Uniform Limited Partnership Act of the
State of Delaware (the "Limited Partnership Act") and the MARKETS
Agreement of Limited Partnership, dated October 5, 1992 (as amended from time to time, the "MARKETS Partnership Agreement"), that on the Effective Date and subject to the consummation of the
transactions contemplated by this Agreement, MCLPI be merged with and into MARKETS (the "Merger") under and pursuant to the Limited Partnership Act and the General Corporation Law of the State of
Delaware (the "General Corporation Law"), into a single limited partnership existing under the laws of the State of Delaware, to wit, MARKETS, one of the Constituent Parties, which shall be the surviving limited partnership and whose name shall be "MARKETS
Cellular Limited Partnership" (such limited partnership in its capacity as such surviving party being referred to as the
"Surviving Partnership").
     7.   The Advisory Committee of MARKETS has approved, subject
to the MARKETS Partners' Approval, and the Board of Directors and
sole stockholder of MCLPI have approved, the Merger upon the terms, and subject to the conditions, set forth in this Agreement and have approved and adopted the Certificate of Merger attached hereto as
Schedule 1 ("Certificate of Merger").
     8.   On the Effective Date, immediately after the consummation
of the Merger and immediately prior to the PNCLP Transfer, WWC will transfer the entire limited partnership interest in MARKETS
received by it pursuant to the Merger to WWC Holding.
     9.   As a result of the PNCLP Transfer, the GSCP Note Exchange
(as hereinafter defined) and the Merger, WWC will own directly, and indirectly through WWC Holding, all of the general and limited partnership interests in MARKETS, and the Partners will (i) own,
(ii) in the case of holders of Allocated Class B Limited
Partnership Units who consummate the Class B Exchange, have the right to acquire by option, or (iii) in the case of holders of
Allocated Class B Limited Partnership Units who do not consummate the Class B Exchange, have the right, subject to the terms of the
Class B Plan and the Equity Participation Agreement executed by
MARKETS and such holder, to receive, an aggregate of 75 shares of
WWC Common Stock.
     10.  On the Effective Date and subject to the consummation of the transactions contemplated by this Agreement, pursuant to this
Agreement, each of the GCC Stockholders will exchange each of the shares of GCC Common Stock owned by it as set forth opposite its name on Schedule 2 annexed hereto for one share of WWC Common Stock
(the "GCC Exchanges"), and Stanton will surrender for cancellation the 10 shares of WWC Common Stock issued and outstanding on the date hereof and owned by it such that after the consummation of the
GCC Exchanges WWC will own, directly or indirectly, approximately
95% of the issued and outstanding GCC Common Stock.
     11.  As of the date hereof, MARKETS owns 54,926 shares of GCC
Common Stock and SCI Communications, Inc. (formerly known as
Stanton Communications, Inc.), a Washington corporation ("SCI"), owns 396,239 shares of GCC Common Stock.  As of the date hereof, the authorized capital stock of SCI consists of 400,000 shares of
Class A common stock, no par value (the "SCI Common Stock"), of which 153,869.9 shares are owned by MARKETS and 230,802.4 shares are owned by Stanton, and 600,000 shares of Class B common stock, no par value (the "SCI Class B Common Stock"), none of which are issued and outstanding.
     12.  On the Effective Date and subject to the consummation of the transactions contemplated by this Agreement, Stanton will exchange the 230,802.4 shares of SCI Common Stock owned by it for
237,743 shares of WWC Common Stock (the "SCI Exchange").
     13.  As a result of the SCI Exchange and subject to the
consummation of the transactions contemplated by this Agreement,
WWC will own, directly or indirectly, 100% of the SCI Common Stock.
     14.  On the Effective Date and subject to the consummation of the transactions contemplated by this Agreement, (I) Stanton will transfer its 1% partnership interest in JWT Partnership II, a
Washington general partnership ("JWT"), to WWC in exchange for
4,567 shares of WWC Common Stock and the assumption by WWC (or such subsidiary) of all of the liabilities of Stanton as a partner in
JWT, (II) PNC will transfer its (x) 1.17% partnership interest in
Hood River Cellular Telephone Company, a Washington general
partnership ("HRCTC"), and (y) 1% partnership interest in KETS
Partnership, a Washington general partnership ("KETS"), to WWC in exchange for 8,259 shares of WWC Common Stock and the assumption by
WWC (or such subsidiaries) of all of the liabilities of PNC as a partner in HRCTC and KETS, and (III) PNCLP will liquidate and distribute the WWC Common Stock received by it pursuant to the
PNCLP Transfer to PNC, its general partner, and GCC Holdings, its limited partner (the transactions described in clauses (I), (II)
and (III) are hereinafter referred to as the "MARKETS Affiliates
Transactions").
     15.  On the Effective Date and subject to the consummation of the transactions contemplated by this Agreement, WWC shall issue to
GS Capital Partners, L.P. ("GSCP") 8,705 shares of WWC Common Stock
(the "GSCP Note Exchange"), in exchange for the assignment by GSCP to WWC of all of its right, title and interest in and to that certain Note, due December 31, 2002 of MARKETS to GSCP in the
principal amount of $250,000 (the "MARKETS Note").
     16.  The parties intend that the GCC Exchanges, the Merger, the SCI Exchange, the MARKETS Affiliates Transactions, the PNCLP
Transfer and the GSCP Note Exchange all be treated as one
transaction structured so as to qualify under Section 351 of the
Internal Revenue Code of 1986, as amended (the "Code").
     NOW, THEREFORE, in consideration of the premises and the
mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:
                            ARTICLE 1
      EXCHANGE OF GCC COMMON STOCK FOR WWC COMMON STOCK
     Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, on the Effective Date, each of the GCC
Stockholders shall exchange, transfer, convey, assign and deliver to WWC, free and clear of all liabilities, liens, claims, pledges, security interest, charges or encumbrances, restrictions, title retention agreements, proxies or other voting arrangements, rights of first refusal, tag along or similar rights of any nature
whatsoever (all of the foregoing collectively "Liens") each share of GCC Common Stock owned by it for one share of WWC Common Stock.
                            ARTICLE 2
                   MERGER AND CLASS B EXCHANGE
     2.1  The Merger.  Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, on the Effective Date, MCLPI shall, pursuant to the Limited Partnership Act and General Corporation
Law, be merged with and into MARKETS, which shall be the Surviving Partnership and whose name shall be MARKETS Cellular Limited
Partnership.  The Certificate of Merger will be filed with the
Secretary of State of the State of Delaware as soon as practicable following fulfillment of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof).  The date on which the Certificate of Merger is filed is herein referred to as the "Effective Date".
     2.2  Partnership Agreement.  The MARKETS Partnership Agreement
as in effect on the Effective Date, shall continue to be the
Partnership Agreement of the Surviving Partnership until further amended as provided by law and the MARKETS Partnership Agreement.
     2.3  Property and Liabilities of Constituent Parties.  When
the Merger shall have become effective, the separate existence of
MCLPI shall cease and MCLPI shall be merged with and into MARKETS which as the Surviving Partnership shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, dis-
abilities and duties of each of the Constituent Parties; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Parties, and all property, real, personal and mixed, tangible and intangible, and all debts due to either of the Constituent Parties on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Parties shall be vested in the Surviving
Partnership; and all property, rights, privileges, powers and fran-
chises, and all and every other interest shall be thereafter as effectually the property of the Surviving Partnership as they were of the several and respective Constituent Parties, and the title to any real estate vested by deed or otherwise, under the laws of
Delaware or any other state, in either of the Constituent Parties, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the
Constituent Parties shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Parties shall thenceforth attach to the Surviving Partnership and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
     2.4  MCLPI Stockholders' Approval and MARKETS Partners'
Approval and Class B Exchange.
          (a)  MCLPI Stockholders' Approval.  WWC, as the sole
stockholder of MCLPI, adopted this Agreement in accordance with the
General Corporation Law on July 19, 1994.
          (b)  MARKETS Partners' Approval.  Prior to the Effective
Date, MARKETS will submit to the Partners, for their adoption and approval in accordance with the MARKETS Partnership Agreement, this Agreement and the transactions contemplated hereby.
          (c)  Class B Exchange.  Prior to the Effective Date,
MARKETS agrees to offer to each holder of an Allocated Class B
Limited Partnership Unit which shall not have become an Award the opportunity to make the Class B Exchange.
     2.5  Further Assurances.  If at any time the Surviving
Partnership shall consider or be advised that any further
assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving
Partnership the title to any property or rights of the Constituent
Parties, or otherwise to carry out the provisions hereof, the proper officers and directors of the Constituent Parties
immediately prior to the Merger becoming effective shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving
Partnership and otherwise carry out the provisions hereof.
     2.6  Effect of Merger on Constituent Parties' Securities.
          (a)  The general partnership interest of PNCLP in MARKETS
shall, at such time by virtue of the Merger without any action on the part of PNCLP, continue to be the entire general partnership interest in MARKETS.  Each Class A Limited Partnership Unit in
MARKETS outstanding on the Effective Date shall, at such time and by virtue of the Merger without any action on the part of the holder thereof, be cancelled and converted into shares of WWC
Common Stock as follows: (i) each outstanding Class A Limited
Partnership Unit, which was issued or subscribed for prior to
December 31, 1992 (other than those issued to certain persons who, upon executing the MARKETS Partnership Agreement, paid full
consideration for all Class A Limited Partnership Units they subscribed for and did not have Additional Unit Subscription
Obligations (as defined in the MARKETS Partnership Agreement)), shall be converted into 1,939.901 shares of WWC Common Stock; (ii)
each outstanding Class A Limited Partnership Unit, which was issued or subscribed for prior to December 31, 1992 by certain persons who, upon executing the MARKETS Partnership Agreement, paid full consideration for all Class A Limited Partnership Units they subscribed for and did not have Additional Unit Subscription
Obligations, shall be converted into 1,957.793 shares of WWC Common
Stock; (iii) each of the 353 outstanding Class A Limited
Partnership Units which were issued to GSCP on October 6, 1992 shall be converted into 1,915.242 shares of WWC Common Stock; and
(iv) each other outstanding Class A Limited Partnership Unit shall be converted into 2,063.563 shares of WWC Common Stock.  Each Class
B Limited Partnership Unit in MARKETS which, in accordance with the
Class B Plan and the terms of the Equity Participation Agreement executed by MARKETS and such holder in connection therewith, shall have become an Award on or prior to the Effective Date, shall, at such time and by virtue of the Merger without any action on the part of the holder thereof, be cancelled and converted into, and the holder thereof shall be entitled to receive, 75 shares of WWC
Common Stock.  Each Allocated Class B Limited Partnership Unit
which, in accordance with the Class B Plan and the terms of the
Equity Participation Agreement executed by MARKETS and such holder in connection therewith, shall not have become an Award on or prior to the Effective Date and which shall have been exchanged by the holder thereof pursuant to the Class B Exchange shall, at such time and by virtue of the Merger, be cancelled and the holder thereof shall receive an option to acquire from WWC 75 shares of WWC Common
Stock at a price of $3.40 per share.  Each Allocated Class B
Limited Partnership Unit which, in accordance with the Class B Plan and the terms of the Equity Participation Agreement executed by
MARKETS and such holder in connection therewith, shall not have become an Award on or prior to the Effective Date and which shall not have been exchanged by the holder thereof pursuant to the Class
B Exchange shall, at such time and by virtue of the Merger without any action on the part of the holder thereof, become the right to receive 75 shares of WWC Common Stock at such time, if any, as such Allocated Class B Limited Partnership Unit would have become an
Award in accordance with the Class B Plan and the terms of such
Equity Participation Agreement.
          (b)  The shares of MCLPI Common Stock outstanding on the
Effective Date shall, at such time and by virtue of the Merger without any action on the part of WWC, the holder thereof, be converted into the entire limited partnership interest in the
Surviving Partnership.  Accordingly, after the Merger and the consummation of the PNCLP Transfer MARKETS, as the Surviving
Partnership, shall be wholly owned by WWC and WWC Holding.
     2.7  Surrender of MARKETS Class A and Awarded Class B Unit.
On and after the Effective Date, each record holder of a Class A
Limited Partnership Unit certificate or certificates and each record holder of an Awarded Class B Limited Partnership Unit certificate may surrender such certificate or certificates to WWC together with such assignments and other documents as WWC shall require, and shall receive as promptly as practicable in exchange therefor a certificate representing that number of shares of WWC
Common Stock which such holder has a right to receive pursuant to this Agreement.  From and after the Effective Date, such holders of a certificate previously representing Class A or Awarded Class B
Limited Partnership Units shall have no rights with respect to such
Units except to surrender such certificate to WWC in exchange for the number of shares of WWC Common Stock which such holder has the right to receive pursuant to this Agreement.
     2.8  Class B Units Exchanged Pursuant to Class B Exchange.  On
the Effective Date and subject to the consummation of the
transactions contemplated hereby, each holder of an Allocated Class
B Limited Partnership Unit who shall have agreed, pursuant to the
Class B Exchange, to exchange its Allocated Class B Limited
Partnership Units for options to acquire WWC Common Stock shall, in accordance with the terms and conditions of the Class B Exchange, receive an option to acquire from WWC 75 shares of WWC Common Stock at a price per share of $3.40 for each such Allocated Class B
Limited Partnership Unit.
     2.9  Class B Units Not Exchanged Pursuant to Class B Exchange.
On the Effective Date and subject to the consummation of the transactions contemplated hereby, each holder of an Allocated Class
B Limited Partnership Unit who shall not have agreed, pursuant to the Class B Exchange, to exchange its Allocated Class B Limited
Partnership Unit for options to acquire WWC Common Stock shall, subject to the terms of the Class B Plan and the Equity
Participation Agreement executed by MARKETS and such holder, have the right to receive 75 shares of WWC Common Stock at such time, if any, as such Allocated Class B Limited Partnership Unit would have become an Award in accordance with the Class B Plan and the terms of such Equity Participation Agreement.
     2.10 No Fractional Shares. No fractional shares of WWC Common
Stock shall be issued.  In lieu of a fractional share of WWC Common
Stock each holder of (x) Class A Limited Partnership Units, (y)
Awarded Class B Limited Partnership Units and (z) Allocated Class
B Limited Partnership Units which, in accordance with the Class B
Plan and the terms of the Equity Participation Agreement executed by MARKETS and such holder in connection therewith, shall not have become an Award on or prior to the Effective Date and which shall not have been exchanged by the holder thereof pursuant to the Class
B Exchange, shall receive on the Effective Date or, in the case of such Allocated Class B Limited Partnership Units not so exchanged, on such date(s), if any, on which such Allocated Class B Limited
Partnership Units would have become an Award in accordance with the
Class B Plan and the terms of such holder's Equity Participation
Agreement, an amount of cash equal to the product of the fractional share such holder is otherwise entitled to receive times $33.91.
                            ARTICLE 3
       COVENANTS AND AGREEMENTS OF CERTAIN OF THE PARTIES
     3.1  Covenants of WWC, WWC Holdings and MCLPI.  Each of WWC,
WWC Holdings and MCLPI covenants and agrees that, prior to the
Effective Date, it will not engage in any business activities or enter into any transaction whatsoever except such as are related to this Agreement and the performance of its obligations hereunder.
On the Effective Date and subject to the consummation of the transactions contemplated by this Agreement, WWC will execute and, deliver the Stock Purchase Agreement with GSCP, substantially in the form of Schedule 3.1 annexed hereto pursuant to which the GSCP
Note Exchange will be consummated.  On the Effective Date,
immediately after the consummation of the Merger and immediately prior to the PNCLP Transfer, WWC will transfer the entire limited partnership interest in MARKETS received by it pursuant to the
Merger to WWC Holding.  On the Effective Date, immediately after the consummation of the Merger and the transfer by WWC of the entire limited partnership interest in MARKETS to WWC Holding, WWC will consummate the PNCLP Transfer.
     3.2  Additional Covenants of WWC.  WWC covenants and agrees that on the Effective Date it shall assume and agree to discharge and perform any and all obligations and liabilities, whether arising before, on or after the Effective Date, (i) of PNCLP arising under the MARKETS Partnership Agreement or arising by reason of PNCLP's serving as the General Partner of MARKETS; (ii)
of PNC arising under the Partnership Agreement of HRCTC, dated as of May 3, 1991, as from time to time amended, or arising by reason of PNC's serving as a general partner in HRCTC; (iii) of PNC arising under the Partnership Agreement of KETS, dated as of
December 31, 1992, as from time to time amended, or arising by reason of PNC's serving as a general partner in KETS; (iv) of PNC arising under the Partnership Agreement of PNCLP, dated as of
October 5, 1992, as from time to time amended, or arising by reason of PNC's serving as the general partner of PNCLP; and (v) of
Stanton arising under the Partnership Agreement of JWT, dated as of
July 31, 1988, as from time to time amended, or arising by reason of Stanton's serving as a general partner of JWT.  Other than as specified herein, WWC shall not be obligated to assume, pay, perform, discharge or be responsible or liable for any obligations, duties or liabilities of PNCLP, PNC, or Stanton.
     3.3 Covenants of Stanton. Subject to the consummation of the transactions contemplated by this Agreement, Stanton covenants and agrees that (i) except as contemplated by this Agreement, Stanton shall not sell, exchange, transfer, convey, assign or dispose of, or grant or suffer to exist any Lien on, or enter into any Contract
(as hereinafter defined) to do any of the foregoing, the shares of
GCC Common Stock owned by him as set forth opposite his name on
Schedule 2 annexed hereto and (ii) Stanton shall take all action necessary to consummate his portion of the GCC Exchanges.  On the
Effective Date and subject to the consummation of the transactions contemplated by this Agreement, Stanton will (i) consummate his portion of the GCC Exchanges, (ii) consummate the MARKETS
Affiliates Transactions to which he is a party, and (iii)
consummate the SCI Exchange.
     3.4  Covenants of PNC.  On the Effective Date and subject to the consummation of the transactions contemplated by this
Agreement, PNC will (i) cause PNCLP to consummate the PNCLP
Transfer, and (ii) consummate the MARKETS Affiliates Transactions to which it is a party.
     3.5  Covenants of PNCLP.  On the Effective Date immediately after the consummation of the GCC Exchanges, the Merger, the SCI
Exchange, the MARKETS Affiliates Transactions and the GSCP Note
Exchange, PNCLP will consummate the PNCLP Transfer.  On the
Effective Date and subject to the consummation of the transactions contemplated by this Agreement, PNCLP will consummate the MARKETS
Affiliates Transactions to which it is a party.
     3.6 Covenants of the H&F Entities, Bayer, ML Media and the Media/Communications Entities. Subject to the consummation of the transactions contemplated by this Agreement, each of the H&F
Entities, Bayer, ML Media and the Media/Communications Entities
covenants and agrees that (i) except as contemplated by this
Agreement, it shall not sell, exchange, transfer, convey, assign or dispose of, or grant or suffer to exist any Lien on, or enter into any Contract to do any of the foregoing, the shares of GCC Common
Stock owned by it as set forth opposite its name on Schedule 2 annexed hereto, and (ii) it shall take all actions necessary to consummate its portion of the GCC Exchanges.  On the Effective Date and subject to the consummation of the transactions contemplated by this Agreement, each of the H&F Entities, Bayer, ML Media and the Media/Communications Entities will consummate its respective portion of the GCC Exchanges.
                            ARTICLE 4
                      GOVERNMENTAL FILINGS
     Each of the parties hereto represents, warrants, covenants and agrees from and after the execution and delivery of this Agreement to and including the Effective Date as follows:
          (a)  It is understood that the consummation of the GCC
Exchanges and the Merger is subject to prior approval of the FCC and may be subject to the prior approval of one or more state regulatory commissions.  The parties shall have filed with the FCC and all relevant state agencies all required applications relating to the assignment or transfer of control of any respective cellular telephone systems and licenses of GCC and MARKETS. Each of the parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the pros-
ecution and favorable consideration of such applications.  The parties covenant and agree to undertake all actions and file such material as shall be necessary or required to obtain any necessary waivers or other authority from the FCC or such state agency or agencies in connection with the foregoing applications.
          (b) Each of the parties has filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice
any and all reports or notifications which are required to be filed under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as
amended (the "HSR Act") or other Federal law or administrative regulations.
                            ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES
     5.1  Representations and Warranties of the H&F Entities.  The
H&F Entities, jointly and severally, represent and warrant to each of the other parties hereto as follows:
          (a)  Due Organization.  Each of the H&F Entities is a
partnership duly organized, validly existing and in good standing under the laws of its state of organization, has all requisite partnership power and authority to own, operate and lease its property, carry on its business as now conducted and is duly qual-
ified to do business and is in good standing in all states where the conduct of its business or the ownership of its properties makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on such entity or the transactions contemplated hereby.
          (b)  Title.  Each of the H&F Entities has good and valid
title to the shares of GCC Common Stock set forth opposite its name on Schedule 2 annexed hereto and being exchanged by it pursuant to the GCC Exchanges free and clear of all Liens, and upon the
consummation by each of the H&F Entities of its respective portion of the GCC Exchanges WWC will have good and valid title to such shares, free and clear of all Liens.
          (c)  Power and Authority; Enforceability; No Violation.
Each of the H&F Entities has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby, including, without limitation, its respective portion of the GCC Exchanges. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly autho-
rized by all necessary action on the part of each of the H&F
Entities.  This Agreement has been duly and validly executed and delivered by each of the H&F Entities and constitutes a legal, valid and binding obligation of each of the H&F Entities
enforceable in accordance with its terms.  Neither the execution, delivery or performance of this Agreement by the H&F Entities, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both (i)
violate, conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or accelera-
tion) under, or result in the creation of any Lien, pursuant to (A)
any provision of the certificate of incorporation, by-laws or partnership agreement, as applicable, of any H&F Entities, (B)
except as set forth on Schedule 5.1(c)(i) annexed hereto (as to which all requisite waivers have been obtained or will be obtained prior to the Effective Date), any material Contract (as hereinafter defined), including, without limitation, any stockholders or similar agreement, to which any H&F Entity is a party; or (C) any law, order, judgment, ordinance, rule, regulation or decree to which any H&F Entity is a party or by which any of their respective properties are bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to the GCC Common Stock being exchanged by it.  Except for the Federal and state
governmental or regulatory approvals set forth on Schedule
5.1(c)(ii) annexed hereto, no permit, consent, filing or approval of any third party is required to be obtained or made by any H&F
Entity in connection with the execution and delivery of this Agree-
ment or the consummation of the transactions contemplated hereby in order to (x) render this Agreement and the transactions contem-
plated hereby valid and effective and (y) enable the H&F Entities to consummate their respective portions of the GCC Exchanges and the transactions contemplated hereby.
          (d)  No Brokers.  No agent, broker, investment banker,
Person (as hereinafter defined) or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions
contemplated by this Agreement based in any way on any arrange-
ments, agreements or understandings made by or on behalf of the H&F Entities, and the H&F Entities hereby agree, jointly and severally, to indemnify MARKETS and WWC and agrees to hold harmless MARKETS and WWC against and in respect of any claims for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of the H&F Entities.
          (e)  No Distribution.  The shares of WWC Common Stock
being delivered to the H&F Entities in exchange for the GCC Common
Stock are being acquired as of the Effective Date by each of the
H&F Entities for its sole benefit and account for investment only and not with a view to, or in connection with, any resale,
distribution or fractionalization thereof.
          advised and understands that the shares of WWC Common Stock being delivered to it in exchange for the GCC Common Stock have not been registered under the Act or the applicable securities laws of any state or other jurisdiction and, accordingly, that the shares of
WWC Common Stock being delivered to it pursuant to the terms of this Agreement may not be resold (i) without registration thereof under the Act and any applicable state securities laws (unless exemptions from such registration are available and WWC has been furnished with an opinion of counsel, reasonably satisfactory to
WWC, to the effect that an exemption from such registration) or
(ii) in violation of any law.
          (g) Accredited Investor. Each of the H&F Entities is an "Accredited Investor" as that term is defined under Rule 501 of
Regulation D promulgated under the Act and, except as provided in the WWC Stockholders Agreement (as hereinafter defined), WWC shall have no obligation whatsoever to register at any time the WWC
Common Stock being delivered to it pursuant to the GCC Exchanges under the Act or any applicable state securities laws or to obtain any exemption from such registration.
     5.2 Representations and Warranties of Bayer, ML Media and the Media/Communications Entities. Each of Bayer, ML Media and the Media/Communications Entities represents and warrants (with respect to itself only) to each of the other parties hereto as follows:
          (a)  Due Organization.  Each of Bayer, ML Media and the
Media Communications Entities is a partnership duly organized, validly existing and in good standing under the laws of its state of organization, has all requisite partnership power and authority to own, operate and lease its property, carry on its business as now conducted and is duly qualified to do business and is in good standing in all states where the conduct of its business or the ownership of its properties makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on such entity.
          (b)  Title.  Each of Bayer, ML Media and the Media
Communications Entities has good and valid title to the shares of
GCC Common Stock set forth opposite its name on Schedule 2 annexed hereto and being exchanged by it pursuant to the GCC Exchanges free and clear of all Liens, and upon the consummation by each of Bayer,
ML Media and the Media/Communications Entities of its respective portion of the GCC Exchanges WWC will have good and valid title to such shares, free and clear of all Liens.
          (c)  Power and Authority; Enforceability; No Violation.
Each of Bayer, ML Media and the Media Communications Entities has
full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transac-
tions contemplated hereby, including, without limitation, its respective portion of the GCC Exchanges.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of Bayer, ML Media and the
Media/Communications Entities.  This Agreement has been duly and validly executed and delivered by each of Bayer, ML Media and the Media/Communications Entities and constitutes a legal, valid and binding obligation of each of Bayer, ML Media or the
Media/Communications Entities enforceable in accordance with its terms.  Neither the execution, delivery or performance of this
Agreement by each of Bayer, ML Media or the Media/Communications
Entities, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both (i) violate, conflict with, result in a default or loss of rights (or give rise to any right of termination, can-
cellation or acceleration) under, or result in the creation of any
Lien, pursuant to (A) any provision of its partnership agreement,
(B) except as set forth on Schedule 5.2(c)(i) annexed hereto (as to which all requisite waivers have been obtained or will be obtained prior to the Effective Date), any material Contract, including, without limitation, any stockholders or similar agreement, to which it is a party, or (C) any law, order, judgment, ordinance, rule, regulation or decree to which it is a party or by which any of its properties are bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to the GCC Common Stock being exchanged by it.  Except for the Federal and state
governmental or regulatory approvals set forth on Schedule
5.2(c)(ii) annexed hereto, no permit, consent, filing or approval of any third party is required to be obtained or made by Bayer, ML
Media or the Media/Communications Entities in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to (x) render this Agree-
ment and the transactions contemplated hereby valid and effective and (y) enable it to consummate its portion of the GCC Exchanges and the transactions contemplated hereby.
          (d)  No Brokers.  No agent, broker, investment banker,
Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of Bayer, ML Media and the Media/Communica-
tions Entities, and each of Bayer, ML Media and the Media/Communi cations Entities hereby agrees to indemnify MARKETS and WWC and agree to hold harmless MARKETS and WWC against and in respect of any claims for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of it.
          (e)  No Distribution.  The shares of WWC Common Stock
being delivered to each of Bayer, ML Media and the
Media/Communications Entities in exchange for the GCC Common Stock are being acquired as of the Effective Date by each of Bayer, ML
Media and the Media/Communications Entities for its sole benefit and account for investment only and not with a view to, or in connection with, any resale, distribution or fractionalization thereof.
          (f) No Registration. Each of Bayer, ML Media and the Media/Communications Entities has been advised and understands that the shares of WWC Common Stock being delivered to it in exchange for the GCC Common Stock have not been registered under the Act or the applicable securities laws of any state or other jurisdiction and, accordingly, that the shares of WWC Common Stock being
delivered to it pursuant to the terms of this Agreement may not be resold (i) without registration thereof under the Act and any applicable state securities laws (unless exemptions from such registration are available and WWC has been furnished with an opinion of counsel, reasonably satisfactory to WWC, to the effect that such resale is pursuant to an exemption from such
registration) or (ii) in violation of any law.
          (g)  Accredited Investor.  Each of Bayer, ML Media and
the Media/Communications Entities is an "Accredited Investor" as
that term is defined under Rule 501 of Regulation D promulgated under the Act and, except as provided in the WWC Stockholders
Agreement, WWC shall have no obligation whatsoever to register at any time the WWC Common Stock being delivered to it pursuant to the
GCC Exchanges under the Act or any applicable state securities laws or to obtain any exemption from such registration.
                            ARTICLE 6
            REPRESENTATIONS AND WARRANTIES OF MARKETS
     MARKETS represents and warrants to each of the other parties hereto as follows:
     6.1 Due Organization. MARKETS is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite partnership power and authority to own, operate and lease its property, carry on its business as now conducted and is duly qualified to do business and is in good standing in all states where the conduct of its business or the ownership of its properties makes such qualification neces-
sary, except where the failure to so qualify would not have a
MARKETS Material Adverse Effect (as hereinafter defined).  Each subsidiary or MARKETS is a corporation or partnership duly
organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite cor-
porate or partnership power and authority to own, operate and lease its property, carry on its business as now conducted and is duly qualified to do business and is in good standing in all states where the conduct of its business or the ownership of its
properties makes such qualification necessary, except where the failure to so qualify would not have a MARKETS Material Adverse
Effect.
     6.2  Capitalization of MARKETS.  PNCLP is the sole general partner of MARKETS.  The Class A Limited Partnership Units and the
Class B Limited Partnership Units are the only authorized limited partnership interests in MARKETS. As of the date hereof, 3,107
Class A Limited partnership Units were authorized and outstanding.
As of the date hereof, 2,320 Class B Limited Partnership Units were authorized 548 of which were Awarded and 1,385 of which were
Allocated under the Class B Plan. On the Effective Date and upon consummation of the Merger and the PNCLP Transfer, WWC will own, directly or indirectly, all of the limited and general partnership interests in MARKETS.  On the Effective Date and upon consummation of the Merger and the PNCLP Transfer, there will be no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by MARKETS or any of its
Subsidiaries or other agreements or commitments to which MARKETS or any of its Subsidiaries is a party of any character relating to the issued or unissued partnership interests or other securities of
MARKETS, including, without limitation, any agreement or commitment obligating MARKETS or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, partnership
interests or other securities of MARKETS or obligating MARKETS or any of its Subsidiaries to grant, extend or enter into any
subscription, option, warrant, right or convertible or exchangeable security, right of first refusal, right to receive notification of the transactions contemplated hereby or other similar agreement or commitment with respect to MARKETS or obligating MARKETS to make any payments pursuant to any equity-based or equity-related plan or award.
     6.3  Power and Authority; Enforceability; No Violation.
Subject to the MARKETS Partners' Approval, MARKETS has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby.  Subject to the MARKETS Partners' Approval, the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of MARKETS.  Subject to the MARKETS
Partners' Approval, this Agreement has been duly and validly executed and delivered by MARKETS and constitutes a legal, valid and binding obligation of MARKETS enforceable in accordance with its terms. Subject to the MARKETS Partners' Approval, neither the execution, delivery or performance of this Agreement by MARKETS, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both (i) violate, conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursu-
ant to (A) any provision of the MARKETS Partnership Agreement or the partnership agreement of any Subsidiary (as hereinafter
defined) of MARKETS which is a partnership or the certificate of incorporation or by-laws of any MARKETS Subsidiary Corporation (as hereinafter defined); (B) except as set forth on Schedule 6.3(i)
annexed hereto (as to which all requisite waivers have been
obtained or will be obtained prior to the Effective Date), any material Contract, including, without limitation, any stockholders or similar agreement, to which any MARKETS Company (as hereinafter defined) is a party; or (C) any law, order, judgment, ordinance, rule, regulation or decree to which any MARKETS Company is a party or by which any of their respective properties are bound or af-
fected; or (ii) give rise to any right of first refusal or similar right with respect to any partnership interest in MARKETS or the capital stock of any MARKETS Subsidiary Corporation or any
partnership interest in any Subsidiary of MARKETS which is a partnership, or any properties or assets of any MARKETS Company.
Except for the Federal and state governmental or regulatory
approvals set forth on Schedule 6.3(ii) annexed hereto, no permit, consent, filing or approval of any third party is required to be obtained or made by any MARKETS Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to (x) render this Agree-
ment and the transactions contemplated hereby valid and effective and (y) enable MCLPI and MARKETS to consummate the Merger and the transactions contemplated hereby.
     6.4  No Brokers.  Except for the payment of a fee (payable in shares of WWC Common Stock) to Goldman, Sachs & Co. ("GSC"), no
agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the
transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of
MARKETS and MARKETS hereby agrees to indemnify the GCC Stockholders and WWC and agrees to hold harmless the GCC Stockholders and WWC against and in respect of any claims for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of
MARKETS.
                            ARTICLE 7
              REPRESENTATIONS AND WARRANTIES AS TO
                   SCI, STANTON, PNCLP and PNC
     7.1  Representations and Warranties as to SCI.  MARKETS
represents and warrants to each of the other parties hereto as follows:
          (a)  Due Organization.  SCI is a corporation duly
organized, validly existing and in good standing under the laws of the State of Washington, has all requisite corporate power and authority to own, operate and lease its property, carry on its business as now conducted and is duly qualified to do business and is in good standing in all states where the conduct of its business or the ownership of its properties makes such qualification
necessary, except where the failure to so qualify would not have a material adverse effect on such entity.
          (b)  Capitalization of SCI.  The SCI Common Stock and the
SCI Class B Common Stock are the only authorized classes of capital stock of SCI.  As of the date hereof, none of the Class B Common
Stock is issued and outstanding and 384,672.3 shares of SCI Common
Stock are issued and outstanding, of which 153,869.9 shares are owned by MARKETS and 230,802.4 shares are owned by Stanton.  All of the issued and outstanding shares of SCI Common Stock outstanding on the Effective Date are validly issued, fully paid and
nonassessable.  There are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by Stanton, MARKETS or SCI or other agreements or commitments to which Stanton, MARKETS or SCI is a party of any character relating to the issued or unissued capital stock or other securities of SCI, including, without limitation, any agreement or commitment obligating Stanton, MARKETS or SCI to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of SCI or obligating Stanton, MARKETS or SCI to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security, right of first refusal, right to receive notification of the transactions
contemplated hereby or other similar agreement or commitment with respect to SCI or obligating SCI to make any payments pursuant to any stock based or stock related plan or award.
          hereinafter defined), in progress or pending, or, to the knowledge of MARKETS, threatened against or relating to SCI or its assets, nor does MARKETS know or have reason to be aware of any basis for the same.  There is outstanding no order, writ, injunction,
judgment or decree of any court, governmental agency or arbitration tribunal by which SCI or its properties are bound or affected.
          (d)  No Other Assets.  At the date hereof and at the
Effective Date, the principal asset of SCI is, and will be, 396,239 shares of GCC Common Stock.
     7.2  Representations and Warranties of Stanton.
          Stanton represents and warrants to each of the other
parties hereto as follows:
          (a)  Title.  Stanton has good and valid title to (i) the
230,802.4 shares of SCI Common Stock owned by him, (ii) the shares of GCC Common Stock set forth opposite his name on Schedule 2 annexed hereto and being exchanged by him pursuant to the GCC
Exchanges and (iii) his 1% partnership interest in JWT free and clear of all Liens other than the Liens set forth on Schedule
7.2(a) annexed hereto, and upon the consummation of the SCI
Exchange, Stanton's respective portion of the GCC Exchanges and the
MARKETS Affiliates Transactions WWC will have good and valid title to such shares of GCC Common Stock and such partnership interest in
JWT free and clear of all Liens.
          (b)  Power and Authority; Enforceability; No Violation.
Stanton has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby, including, without limitation, the transfer of his partnership interest in JWT and his respective portion of the GCC Exchanges.  This Agreement has been duly and validly executed and delivered by Stanton and constitutes a legal, valid and binding obligation of Stanton enforceable in accordance with its terms.  Neither the execution, delivery or performance of this Agreement by Stanton, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both (i) violate, conflict with, result in a default or loss of rights (or give rise to any right of termi-
nation, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (A) except as set forth on
Schedule 7.2(b)(i) annexed hereto (as to which all requisite waivers have been obtained or will be obtained prior to the
Effective Date), any material Contract, including, without
limitation, any stockholders or similar agreement, to which he is a party, or (B) any law, order, judgment, ordinance, rule,
regulation or decree to which he is a party or by which any of his properties are bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to the partnership interest in JWT or the GCC Common Stock being exchanged by him.
Except for the Federal and state governmental or regulatory
approvals set forth on Schedule 7.2(b)(ii) annexed hereto, no per-
mit, consent, filing or approval of any third party is required to be obtained or made by Stanton in connection with his execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to (x) render this Agreement and the transactions contemplated hereby valid and effective and (y) enable him to consummate his portion of the GCC Exchanges, the MARKETS
Affiliates Transactions to which he is a party and the transactions contemplated hereby.
          ((payable in shares of WWC Common Stock) to GSC, no agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions
contemplated by this Agreement based in any way on any
arrangements, agreements or understandings made by or on behalf of
Stanton and Stanton hereby agrees to indemnify the H&F Entities,
Bayer, ML Media, the Media/Communications Entities and WWC and
agrees to hold harmless the H&F Entities, Bayer, ML Media, the Media/Communications Entities and WWC against and in respect of any claims for brokerage and other commissions relating to such trans-
actions based in any way on any arrangements, agreements or under-
standings made by or on behalf of him.
          (d)  No Distribution.  The shares of WWC Common Stock
being delivered to Stanton in exchange for the GCC Common Stock and the 1% partnership interest in JWT are being acquired as of the
Effective Date by Stanton for his sole benefit and account for investment only and not with a view to, or in connection with, any resale, distribution or fractionalization thereof.
          (e)  No Registration.  Stanton has been advised and
understands that the shares of WWC Common Stock being delivered to him in exchange for the GCC Common Stock and the 1% partnership interest in JWT have not been registered under the Act or the applicable securities laws of any state or other jurisdiction and, accordingly, that the shares of WWC Common Stock being delivered to him pursuant to the terms of this Agreement may not be resold (i)
without registration thereof under the Act and any applicable state securities laws (unless exemptions from such registration are available and WWC has been furnished with an opinion of counsel, reasonably satisfactory to WWC, to the effect that such resale is pursuant to an exemption from such registration) or (ii) in
violation of any law.
          (f)  Accredited Investor.  Stanton is an "Accredited
Investor" as that term is defined under Rule 501 of Regulation D promulgated under the Act and, except as provided in the WWC
Stockholders Agreement, WWC shall have no obligation whatsoever to register at any time the WWC Common Stock being delivered to him pursuant to the GCC Exchanges or the MARKETS Affiliates
Transactions under the Act or any applicable state securities laws or to obtain any exemption from such registration.
     7.3  Representations and Warranties of PNCLP.  PNCLP
represents and warrants to each of the other parties hereto as follows:
          (a)  Due Organization.  PNCLP is a limited partnership
duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite partnership power and authority to own, operate and lease its property, carry on its business as now conducted and is duly qualified to do business and is in good standing in all states where the conduct of its business or the ownership of its properties makes such qualification neces-
sary, except where the failure to so qualify would not have a material adverse effect on such entity.
          (b)  Title.  PNCLP has good and valid title to its
general partnership interest in MARKETS free and clear of all
Liens, and upon the consummation of the PNCLP Transfer WWC will have good and valid title to such interest free and clear of all
Liens.
          (c)  Power and Authority; Enforceability; No Violation.
PNCLP has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the trans actions contemplated hereby, including, without limitation, the
PNCLP Transfer and the MARKETS Affiliates Transactions to which it is a party.  The execution, delivery and performance of this Agree-
ment and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of PNCLP.
This Agreement has been duly and validly executed and delivered by
PNCLP and constitutes a legal, valid and binding obligation of
PNCLP enforceable in accordance with its terms.  Neither the execution, delivery or performance of this Agreement by PNCLP, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both (i)
violate, conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or accelera-
tion) under, or result in the creation of any Lien, pursuant to (A)
any provision of its partnership agreement, (B) except as set forth on Schedule 7.3(c)(i) annexed hereto (as to which all requisite waivers have been obtained or will be obtained prior to the
Effective Date), any material Contract, including, without
limitation, any stockholders or similar agreement, to which it is a party, or (C) any law, order, judgment, ordinance, rule,
regulation or decree to which it is a party or by which any of its properties are bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to the PNCLP Transfer.
Except for the Federal and state governmental or regulatory
approvals set forth on Schedule 7.3(c)(ii) annexed hereto, no per-
mit, consent, filing or approval of any third party is required to be obtained or made by PNCLP in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to (x) render this Agreement and the transactions contemplated hereby valid and effective and (y) enable it to consummate the PNCLP Transfer, the MARKETS Affiliates
Transactions to which it is a party and the transactions
contemplated hereby.
          (d)  No Brokers.  Except for the payment of a fee
(payable in shares of WWC Common Stock) to GSC, no agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions
contemplated by this Agreement based in any way on any
arrangements, agreements or understandings made by or on behalf of
PNCLP, and PNCLP hereby agrees to indemnify the H&F Entities,
Bayer, ML Media, the Media/Communications Entities and WWC and
agree to hold harmless the H&F Entities, Bayer, ML Media, the Media/Communications Entities and WWC against and in respect of any claims for brokerage and other commissions relating to such trans-
actions based in any way on any arrangements, agreements or under-
standings made by or on behalf of it.
          (e)  No Distribution.  The shares of WWC Common Stock
being delivered to PNCLP are being acquired as of the Effective
Date by PNCLP pursuant to the PNCLP Transfer for its sole benefit and account for investment only and not with a view to, or in connection with, any resale, distribution or fractionalization thereof other than pursuant to the liquidation of PNCLP as
contemplated by the MARKETS Affiliates Transactions.
          (f)  No Registration.  PNCLP has been advised and
understands that the shares of WWC Common Stock being delivered to it pursuant to the PNCLP Transfer have not been registered under the Act or the applicable securities laws of any state or other jurisdiction and, accordingly, that the shares of WWC Common Stock being delivered to it pursuant to the terms of this Agreement may not be resold (i) without registration thereof under the Act and any applicable state securities laws (unless exemptions from such registration are available and WWC has been furnished with an opinion of counsel, reasonably satisfactory to WWC, to the effect that such resale is pursuant to an exemption from such
registration) or (ii) in violation of any law.
          (g)  Accredited Investor.  PNCLP is an "Accredited
Investor" as that term is defined under Rule 501 of Regulation D promulgated under the Act and, except as provided in the WWC
Stockholders Agreement, WWC shall have no obligation whatsoever to register at any time the WWC Common Stock being delivered to it pursuant to the PNCLP Transfer under the Act or any applicable state securities laws or to obtain any exemption from such
registration.
     7.4  Representations and Warranties of PNC.  PNC represents and warrants to each of the other parties hereto as follows:
          (a)  Due Organization.  PNC is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, operate and lease its property, carry on its business as now conducted and is duly qualified to do business and is in good standing in all states where the conduct of its business or the ownership of its properties makes such qualification neces-
sary, except where the failure to so qualify would not have a material adverse effect on such entity.
          (b)  Title.  PNC has good and valid title to its
partnership interests in HRCTC and KETS being exchanged pursuant to the MARKETS Affiliates Transactions free and clear of all Liens other than Liens set forth on Schedule 7.4(b) annexed hereto, and upon the consummation of such transfers to WWC pursuant to the
MARKETS Affiliates Transactions WWC will have good and valid title to such interests free and clear of all Liens.
          (c)  Power and Authority; Enforceability; No Violation.
PNC has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the trans actions contemplated hereby, including, without limitation, the
MARKETS Affiliates Transactions to which it is a party.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly autho-
rized by all necessary action on the part of PNC.  This Agreement has been duly and validly executed and delivered by PNC and
constitutes a legal, valid and binding obligation of PNC
enforceable in accordance with its terms.  Neither the execution, delivery or performance of this Agreement by PNC, nor the
consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both (i)
violate, conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or accelera-
tion) under, or result in the creation of any Lien, pursuant to (A)
any provision of its certificate of incorporation or by-laws, (B)
except as set forth on Schedule 7.4(c)(i) annexed hereto (as to which all requisite waivers have been obtained or will be obtained prior to the Effective Date), any material Contract, including, without limitation, any stockholders or similar agreement, to which it is a party, or (C) any law, order, judgment, ordinance, rule, regulation or decree to which it is a party or by which any of its properties are bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to the transfer of the interests in HRCTC and KETS.  Except for the Federal and state governmental or regulatory approvals set forth on Schedule
7.4(c)(ii) annexed hereto, no permit, consent, filing or approval of any third party is required to be obtained or made by PNC in connection with its execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to
(x) render this Agreement and the transactions contemplated hereby valid and effective and (y) enable it to consummate the MARKETS
Affiliates Transactions to which it is a party and the transactions contemplated hereby.
          (d)  No Brokers.  Except for the payment of a fee
(payable in shares of WWC Common Stock) to GSC, no agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions
contemplated by this Agreement based in any way on any
arrangements, agreements or understandings made by or on behalf of
PNC, and PNC hereby agrees to indemnify the H&F Entities, Bayer, ML
Media, the Media/Communications Entities and WWC and agree to hold harmless the H&F Entities, Bayer, ML Media, the
Media/Communications Entities and WWC against and in respect of any claims for brokerage and other commissions relating to such trans-
actions based in any way on any arrangements, agreements or under-
standings made by or on behalf of it.
          (e)  No Distribution.  The shares of WWC Common Stock
being delivered to PNC are being acquired as of the Effective Date by PNC pursuant to the MARKETS Affiliates Transactions for its sole benefit and account for investment only and not with a view to, or in connection with, any resale, distribution or fractionalization thereof.
          understands that the shares of WWC Common Stock being delivered to it pursuant to the MARKETS Affiliates Transactions to which it is a party have not been registered under the Act or the applicable securities laws of any state or other jurisdiction and,
accordingly, that the shares of WWC Common Stock being delivered to it pursuant to the terms of this Agreement may not be resold (i)
without registration thereof under the Act and any applicable state securities laws (unless exemptions from such registration are available and WWC has been furnished with an opinion of counsel, reasonably satisfactory to WWC, to the effect that such resale is pursuant to an exemption from such registration) or (ii) in
violation of any law.
          (g)  Accredited Investor.  PNC is an "Accredited
Investor" as that term is defined under Rule 501 of Regulation D promulgated under the Act and, except as provided in the WWC
Stockholders Agreement, WWC shall have no obligation whatsoever to register at any time the WWC Common Stock being delivered to it pursuant to the MARKETS Affiliates Transactions to which it is a party under the Act or any applicable state securities laws or to obtain any exemption from such registration.
                            ARTICLE 8
               CONDITIONS TO MARKETS', STANTON'S,
                  PNCLP'S AND PNC'S OBLIGATIONS
     The obligations of MARKETS, Stanton, PNCLP and PNC to perform or fulfill or carry out their agreements, undertakings and obliga-
tions herein made or expressed to be performed, fulfilled or carried out on the Effective Date are and shall be subject to fulfillment of or compliance with, on or prior to the Effective
Date, the following conditions precedent, any of which may be waived by them, in their sole discretion, in whole or in part:
          (a)  Each of the H&F Entities', Bayer's, ML Media's and
the Media/Communications Entities' representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Effective Date and shall then be true in all material respects except for changes contemplated by this
Agreement; the H&F Entities, Bayer, ML Media and the Media/Communi-
cations Entities shall have performed and complied, in all material respects, with all agreements, covenants and conditions required by this Agreement to be performed or complied with by each of them prior to or on the Effective Date.  MARKETS shall have been
furnished with a certificate of each of the H&F Entities, Bayer, ML
Media and the Media/Communications Entities signed by their
respective Presidents, the President of their general partners or by an authorized general partner, as applicable, dated the
Effective Date, certifying to the fulfillment of the foregoing conditions by the H&F Entities, Bayer, ML Media and the
Media/Communications Entities, and to the truth and correctness in all material respects, except for changes contemplated by this
Agreement, as of the Effective Date of the representations and warranties of the H&F Entities, Bayer, ML Media and the
Media/Communications Entities contained herein.
          (b)  During the period between the date hereof and the
Effective Date,  (i) each of the parties and its agents and
representatives shall have received reasonable access during normal business hours to all of GCC's personnel, premises, properties, assets, financial statements and records, books, contracts,
documents and commitments (such access not to unreasonably
interfere with GCC's business), and shall have been furnished with all such information concerning the affairs of GCC as such party may reasonably request, (ii) the business and affairs of GCC and its Subsidiaries shall have been conducted only in the ordinary course and consistent with past practices, (iii) the goodwill of suppliers, subscribers and others dealing with GCC shall have been preserved and the services of key managerial employees shall have been retained, (iv) GCC and each of its Subsidiaries shall have complied with all applicable laws, rules, ordinances, regulations, codes, orders, decrees, licenses and permits of all applicable jurisdictions and governmental authorities or agencies relating to it, its properties or the conduct of its business except where a failure to so comply would not have a material adverse effect on the business, operations, properties, assets, liabilities,
condition (financial or otherwise), or the results of operations or prospects of GCC and its Subsidiaries, or on the FCC licenses of
GCC and its Subsidiaries, or the transactions contemplated hereby, including, without limitation, the GCC Exchanges (any such material adverse effect being hereinafter referred to as a "GCC Material
Adverse Effect"), (v) neither GCC nor any of its Subsidiaries shall have issued, sold, transferred, assigned or disposed of any shares of its capital stock or other securities, or issued options, warrants or rights of any kind to acquire, or any securities con-
vertible into, exchangeable for or representing a right to purchase or receive, or entered into any contract, plan, understanding or arrangement with respect to the issuance of, any stock-based or stock-related awards, shares of its capital stock or other securities, or entered into any arrangement or contract with respect to the purchase or voting of shares of its capital stock, or adjusted, split, combined or reclassified any of its securities, or made any other changes in its capital structure nor shall GCC or any of its Subsidiaries have created, incurred or suffered to exist any Lien except pursuant to agreements or binding commitments set forth or described in Schedule 8(b) annexed hereto or entered into any voting rights agreement, restriction on transfer or granted any right of first refusal relating to the capital stock or any equity interest in it or any of its Subsidiaries, (vi) neither GCC nor any of its Subsidiaries shall have declared or made any dividends, distributions or other payments (whether of loans or otherwise) to any stockholder of GCC or any of its Subsidiaries, or any of their respective Affiliates, except dividends, distributions or other payments to GCC or any Subsidiary which is wholly-owned by GCC and made in the ordinary course of business and consistent with past practices, and (vii) neither GCC nor any of its Subsidiaries shall have defaulted in any material respect under, or breached any term or provision of, or suffered or permitted to exist any condition or event which, after notice or lapse of time, or both, would
constitute a material default under, any material Contract to which any GCC Company is a party.
          As used herein "Affiliate" means, as to any Person, any
other Person that, either directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with the Person specified.
          As used herein "control" or "controlling" shall mean
possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or
otherwise.  In addition, with respect to any natural Person, any member of such Person's immediate family, or any trust for the benefit of such natural Person and/or any member of such Person's immediate family, shall also be deemed to be an "Affiliate" of such natural Person.
          As used herein "Subsidiary" of a Person shall mean any
corporation or other entity (including joint ventures, partnerships and other business associations) in which such person, directly or indirectly, owns at least a majority of any class of the outstanding voting securities or equity.  GCC and its Subsidiaries are sometimes hereinafter referred to individually as a "GCC
Company" and collectively as the "GCC Companies".
          As used herein "Contracts" means all leases, rental
agreements, insurance policies, collective bargaining agreements, union contracts, licenses, agreements, permits, purchase orders, sales orders, agreements with suppliers, reseller agreements, agreements with agents, agreements with customers, commitments and any and all other contracts, consents or binding arrangements or understandings (including, without limitation, capital commitments and arrangements with respect to construction in progress), whether written or oral, express or implied, to which a Person is a party and which in any way relate to the operations or the properties of such Person or which will be binding upon such Person, its
operations or properties, after the Effective Date.  As used herein the term "Person" means any general or limited partnership,
corporation, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and heirs, executors, administrators, legal representatives, successors and assigns of such person.
          (c)  The following assumptions concerning the GCC
Companies shall be true and correct in all material respects on the Effective Date:
               (i)  Organization and Capitalization of GCC
Companies.  Each of the GCC Companies is a corporation validly existing and in good standing under the laws of its state of organization, has all requisite corporate power and authority to own, operate and lease its property, carry on its business as now conducted and is duly qualified to do business and is in good standing in all states where the conduct of its business or the ownership of its properties makes such qualification necessary, except where the failure to so qualify would not have a GCC
Material Adverse Effect.  The GCC Common Stock is the only
authorized class of capital stock of GCC.  There are 8,436,737 shares of GCC Common Stock issued and outstanding.  All of the issued and outstanding shares of GCC Common Stock including, without limitation, the shares of GCC Common Stock being exchanged by the GCC Stockholders pursuant to this Agreement, were validly issued, fully paid and nonassessable and not subject to preemptive rights.  Except as set forth on Schedule 8(c)(i), there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by GCC or any of its Subsidiaries or other agreements or commitments to which GCC or any of its
Subsidiaries is a party of any character relating to the issued or unissued capital stock or other securities of GCC, including, without limitation, any agreement or commitment obligating GCC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other
securities of GCC or obligating GCC or any of its Subsidiaries to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security, right of first refusal, right to receive notification of the transactions
contemplated hereby or other similar agreement or commitment with respect to GCC or obligating GCC to make any payments pursuant to any equity-based or equity-related plan or award.
               (ii) Subsidiaries.
                    (A)  Schedule 8(c)(ii)(A)(i) annexed hereto
sets forth a list of all of GCC's Subsidiaries which are
corporations ("GCC Subsidiary Corporations") and the number of outstanding shares of capital stock of each of such Subsidiaries.
Except as set forth on Schedule 8(c)(ii)(A)(i), GCC is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the GCC Subsidiary Corporations. All of the outstanding shares of capital stock of each GCC Subsidiary Corporation are validly issued, fully paid and nonassessable and not subject to preemptive rights, and, except as disclosed on Schedule 8(b), all shares of capital stock of such GCC Subsidiary Corporation are owned by GCC free and clear of all
Liens.  Except as set forth on Schedule 8(c)(i), there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by GCC or any GCC Subsidiary
Corporation or other agreements or commitments to which GCC or any
GCC Subsidiary Corporation is a party of any character relating to the issued or unissued capital stock, partnership interests or other securities of any GCC Subsidiary Corporation, including, without limitation, any agreement or commitment obligating GCC or any GCC Subsidiary Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of any GCC Subsidiary Corporation or obligating GCC or any GCC Subsidiary Corporation to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security, right of first refusal, right to receive notification of the transactions contemplated hereby or other similar agreement or commitment with respect to any GCC Subsidiary Corporation, or obligating any GCC Subsidiary Corporation to make any payments pursuant to any equity-based or equity-related plan or award.
Except as set forth on Schedule 8(c)(ii)(A)(ii), neither GCC nor any Subsidiary Corporation is subject to any obligation or
requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any other Person, corporation, joint venture or partnership.
                    (B)  Schedule 8(c)(ii)(B) annexed hereto is a
true and complete list of each partnership, joint venture or other non-corporate entity in which GCC or any Subsidiary of GCC owns an interest, and correctly sets forth GCC's or such Subsidiary's percentage interest therein as of the date hereof.  Except as set forth on Schedule 8(b), GCC or such GCC Subsidiary has good and marketable title in and to such interests free and clear of any
Liens.  Except as set forth on Schedule 8(c)(i), there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by GCC or any of its Subsidiaries or such partnership, joint venture or other entity or other
agreements or commitments to which GCC or any of its Subsidiaries or such partnership, joint venture or other entity is a party, of any character relating to the issued or unissued securities or interests of such partnership, joint venture or other entity, including, without limitation, any agreement or commitment
obligating GCC, any of its Subsidiaries or such partnership, joint venture or other entity to issue, deliver or sell, or cause to be issued, delivered or sold, securities or partnership interests of such partnership, joint venture or other entity or obligating GCC, any of its Subsidiaries or such partnership, joint venture or other entity to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security, right of first refusal, right to receive notification of the transactions contemplated hereby, or other similar agreement or commitment with respect to such partnership, joint venture or other entity, or obligating such partnership, joint venture or other entity to make any payments pursuant to any equity-based or equity-related plan or award.
               (iii)     Financial Statements.  The audited consol-
idated balance sheet, consolidated statement of income and
stockholders equity and consolidated statement of cash flows and the notes thereto of GCC and its consolidated Subsidiaries for the fiscal years ended December 31, 1993 and December 31, 1992
certified by Arthur Anderson & Co., independent certified public accountants for GCC, and the unaudited interim consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows of GCC and its consolidated Subsidiaries for the three month period ended March 31, 1994 (the audited and unaudited financial statements of GCC and its consolidated Subsidiaries are hereinafter collectively referred to as the "GCC Financial
Statements"), have been prepared in accordance with generally accepted accounting principals applied on a consistent basis
("GAAP") and fairly present the financial position of GCC and its consolidated Subsidiaries as of the dates thereof and the result of operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.
               (iv) Liabilities of GCC.  The GCC Companies have not
incurred nor are they subject to any liabilities or obligations, whether accrued, absolute or contingent, other than liabilities (A)
arising in the ordinary course of business and incurred after the date of the GCC Financial Statements, (B) described on Schedule
8(c)(iv) annexed hereto or any other Schedule to this Agreement,
(C) that have been reflected or accrued against in the GCC Finan-
cial Statements, or (D) for capital expenditures or the acquisition of cellular systems as set forth on Schedule 8(c)(iv) annexed hereto (collectively the "Disclosed GCC Liabilities").
               (v)  Legal Matters.  Except as set forth on Schedule
8(c)(v) annexed hereto, there is no claim, legal action, counter-
claim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment (collectively "Legal Matters"), in progress, pending, or threatened against or relating to any GCC Company, or their
respective assets which if adversely determined would individually or in the aggregate have a GCC Material Adverse Effect. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which would individually or in the aggregate have a GCC Material Adverse
Effect.
               (vi) Compliance with Laws.  Each of the GCC
Companies is in compliance with all applicable laws, regulations and administrative orders of the United States and the states in which it transacts business (including, without limitation, all applicable rules and regulations of the FCC, any state public util-
ities or public service commission, or any other Federal or state governmental agency or instrumentality exercising jurisdiction over any GCC Company or its properties or business), and of each
municipality, county or subdivision of any thereof, to which its business or its properties may be subject, the non-compliance with which would have a GCC Material Adverse Effect.
               (vii)     Authorizations.
                    (A) The GCC Companies have (I) all requisite franchises, licenses, authorizations, consents, permits and approvals of the FCC and of all state public utility or public service commissions and (II) all other material franchises,
licenses, authorizations, consents, permits and approvals of governmental agencies exercising jurisdiction over any GCC Company or their respective businesses or assets (all such franchises, li-
censes, authorizations, consents, permits and approvals, as amended to the date hereof, are collectively referred to as the "GCC Authorizations"), required to carry on the businesses of the GCC
Companies as now conducted.  All GCC cellular radio and microwave licenses included in such GCC Authorizations are listed on Schedule 8(c)(vii)(A) annexed hereto.
                    (B)  The GCC Authorizations are in full force
and effect and have not been suspended, modified in any material adverse respect, cancelled or revoked, and each GCC Company has operated in compliance with all terms thereof or any renewals thereof applicable to it except, in the case of non-material state and local GCC Authorizations, where failure to so comply would not have a GCC Material Adverse Effect.  No event has occurred with respect to any of the GCC Authorizations which permits, or after notice or lapse of time or both would permit, revocation or
termination thereof or would result in any other material impair-
ment of the rights of the holder of any such GCC Authorizations.
Except as set forth on Schedule 8(c)(vii)(A) annexed hereto, there is not pending as of the date hereof any application, petition, objection or other pleading with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of any GCC Company which questions the validity of or contests any GCC Authorization or which presents a substantial risk that, if accepted or granted, would result in the revocation, cancellation, suspension or any materially adverse modification of any GCC Authorization.
                    (C)  Except as set forth on Schedule
8(c)(vii)(C) annexed hereto, no permit, consent, approval, author-
ization, qualification or registration of, or declaration to or filing with, any governmental or regulatory authority or agency is required to be obtained or made by any GCC Company in connection with the execution and delivery of this Agreement or the con-
summation of the transactions contemplated hereby in order to (x)
render this Agreement and the transactions contemplated hereby valid and effective and (y) enable the GCC Stockholders to
consummate the GCC Exchanges and the transactions contemplated hereby.
               (viii)    Title of GCC Companies to Property.
                    (A)  Except as disclosed in Schedule
8(c)(viii)(i) annexed hereto, the GCC Companies have good and marketable title to all property owned (including all property and assets, real and personal, included in the GCC Financial
Statements), and a good and valid leasehold interest in all prop-
erty leased, by them, free and clear of all Liens except for (I)
Liens for taxes, assessments, governmental charges or levies which shall not at this time be due and delinquent or which hereafter can be paid without penalty or with respect to which any GCC Company is currently contesting the validity thereof in good faith by appropriate proceedings and for which it shall have set aside adequate reserves on its books as required by GAAP, (II) Liens imposed by law, such as warehousemen's, mechanics', carriers', landlords', repairmen's, or other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith by appropriate proceedings and for which it shall have set aside adequate reserves on its books as required by GAAP and (III) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA as hereinafter defined).  Schedule 8(c)(viii)
annexed hereto correctly identifies (x) each parcel of real
property owned by any GCC Company and (y) each lease by any GCC
Company of any real property.
                    (B)  All of the buildings and other material
tangible personal property owned or leased by any GCC Company are in good working condition (normal wear and tear excepted), and are adequate and suitable for the purposes for which they are presently being used. All such property is being operated in conformity with applicable statutes, regulations, and ordinances, the failure of which to so conform would have a GCC Material Adverse Effect.  All such assets are, in the aggregate, sufficient in all material respects to continue operating the businesses of the GCC Companies as have been heretofore conducted.
                    (C)  Neither the whole nor any material portion
of any real property owned or leased by any GCC Company has been condemned, requisitioned or otherwise taken by any public
authority.  None of the real or personal properties owned, leased or operated by any GCC Company, or the ownership, occupancy or operation thereof, is in violation in any material respect of any law or any building, zoning or other ordinance, code, rule, regula-
tion or requirement, and no notice from any governmental body or other Person has been served upon any GCC Company claiming any violation of any such law, ordinance, code, rule or regulation or requiring, or calling attention to the need for, any work, repairs, construction, alterations or installation on or in connection with said property which has not been complied with.
               (ix) Indebtedness. Schedule 8(c)(ix) annexed hereto describes all indentures, trust deeds, loan agreements, or other instruments pursuant to which any GCC Company has incurred
Indebtedness or has guaranteed the Indebtedness of any Person.
Other than as set forth in Schedule 8(c)(ix) annexed hereto and other than intercompany Indebtedness and advances to employees in the ordinary course of business, no GCC Company is indebted to any Affiliate, director, officer, employee, agent or partner of any GCC
Company and no Affiliate, stockholder, director, officer, employee, agent or partner of any GCC Company is indebted to any GCC Company.
          As used herein "Indebtedness" shall mean obligations in
respect of borrowed money or for the deferred purchase price of property or services or evidenced by notes, bonds or other
instruments, (A) lease obligations which would normally be
capitalized under generally accepted principles of tax basis accounting, or (B) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of others of types referred to in subclauses (A) and (B) above.
               (x)  Tax Returns, Audits and Liabilities.  Except as
set forth on Schedule 8(c)(x) annexed hereto, each GCC Company has
(A) timely filed in accordance with all applicable laws, all
Returns (as defined below) required to be filed by it, (B) paid all
Taxes (as defined below) shown to have become due pursuant to such
Returns, and (C) paid all Taxes (other than those being contested in good faith, all of which are disclosed on Schedule 8(c)(x)) for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable, in each case other than failures to so file or pay that would not have a GCC Material
Adverse Effect.  All Returns filed by each GCC Company were true and correct in all material respects as of the date on which they were filed or as subsequently amended to the date hereof.  Except as set forth on Schedule 8(c)(x), (I) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any liability for Tax that relates to any
GCC Company, (II) all amounts required to be collected or withheld by any GCC Company with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (III) no extension of time within which to file any Return that relates to any GCC
Company has been requested which Return has not since been filed,
(IV) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Return that relates to any GCC Company which remain in effect, and (V) all federal, state and local consolidated, combined or unitary Income Tax Returns which include any GCC
Company have been filed on a timely basis and no notice of audit has been received.  Except as set forth on Schedule 8(c)(x), (x) no
GCC Company has filed any agreement with the Internal Revenue
Service described in Section 1.1503-2A(c)(3) of the Treasury
Regulations, (y) no GCC Company has filed a consent or made any agreement with the Internal Revenue Service under Section 341(f) of the Code or any comparable provision of state revenue statutes, and
(z) GCC is not a "foreign person" within the meaning of Section
1445(f)(3) of the Code.  As a result of the GCC Exchanges, no GCC
Company or WWC will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual"
as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.
          Definitions.  For purposes of this Agreement, except as
otherwise expressly provided, unless the context otherwise
requires:
               "Income Taxes" means any federal, state, local or
foreign income, franchise or similar Tax and in each instance any interest, penalties or additions to tax attributable to such Tax;
               "Return" means any report, return, statement,
estimate, declaration, form or other information required to be supplied to a taxing authority in connection with Taxes; and
               "Tax" or "Taxes" means taxes of any kind, levies or
other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, profits, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, environmental, stamp, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.
               (xi) Employee Benefit Plans.
                    (A)  Generally.  Schedule 8(c)(ix)(A) annexed
hereto contains a true and complete list of each plan, program, policy, practice, contract, agreement or other arrangement
providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, proposed or final, funded or unfunded and whether or not legally binding, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), which is now, or ever has been, maintained, contributed to, or required to be contributed to, for the benefit of any current or former employee, independent contractor, agent or consultant ("Employee") of any GCC Company, or any current or former Employee of any entity required to be
aggregated with any GCC Company pursuant to Section 414(b), (c),
(m), or (o) of the Code ("GCC Employee Plan") for which any GCC
Company may have liability and each management, employment,
severance or consulting agreement or contract between any GCC
Company or any of their respective Affiliates and any Employee which provides for annual compensation in excess of $75,000 and is not terminable at will without liability on 30 days' or less prior notice ("GCC Employee Agreement"). True and complete copies of all documents, if any, embodying each GCC Employee Plan and GCC
Employee Agreement shall be made available to the parties, in-
cluding all amendments thereto and written interpretations thereof;
the two most recent annual reports filed (Form 5500 Series with applicable schedules) with respect to each GCC Employee Plan required under ERISA; the most recent summary plan description, if any, with respect to each GCC Employee Plan required under ERISA;
and all material communications, if any, to any Employee relating to each GCC Employee Plan.
                    (B)  Compliance.  The GCC Companies have
performed in all material respects all obligations required to be performed by them under each GCC Employee Plan and each GCC
Employee Agreement, and each GCC Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the
Code.  No GCC Employee Plan is a pension plan within the meaning of
Section 3(2) of ERISA, nor a multiemployer plan within the meaning of Section 3(37) of ERISA, and no GCC Company has liability with respect to any such plan for any reason, including liability as a result of having been part of a "controlled group" within the meaning of Section 414(b), (c), (m), and (o) of the Code, nor is
there any basis for such liability being imposed.  There are no material actions, suits or claims pending (other than routine claims for benefits) against any GCC Employee Plan or the assets of any GCC Employee Plan; each GCC Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Date in accordance with its terms, without liability to any GCC Company or any of their respective Affiliates; all premiums required by any
GCC Employee Plan have been paid thereunder; all outstanding indebtedness for services performed for any GCC Company or accrued vacation, holiday pay, earned commissions, accrued bonuses or other benefits owed to any current or former Employee of any GCC Company has been paid when due or accrued on the books of the GCC
Companies; no "prohibited transaction" within the meaning of
Section 4975 of the Code or Section 406 of ERISA has occurred with respect to any GCC Employee Plan; and no action or failure to act with respect to any GCC Employee Plan will subject any GCC Company or any of their respective Affiliates to any tax or penalty.
                    (C)  No Post-Employment Obligations.  No GCC
Company maintains or contributes to any GCC Employee Plan or GCC
Employee Agreement which provides, or has any liability to provide, life insurance, medical or other employee welfare benefits (other than severance and accrued vacation and holiday pay) to any current or former Employee of any GCC Company upon his retirement or termination of employment, except as may be required by statute and no GCC Company has ever represented, promised, or contracted
(orally or in writing) to any such Employee (individually or as a group) that life insurance, medical or other employee welfare benefits (other than severance and accrued vacation and holiday pay) would be provided upon their retirement or termination of employment, except to the extent required by statute.
                    (D)  COBRA.  Each GCC Employee Plan that is a
"group health plan" within the meaning of Section 4980B(g)(2) of the Code has been administered in good faith in compliance with the continuation coverage requirements contained in the Consolidated
Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), as set forth at Section 4980B of the Code and any regulations
promulgated or proposed (if such proposed regulations constitute substantial authority within the meaning of Section 6662 of the
Code and any regulations promulgated thereunder) thereunder.
                    (E)  Effect of Transaction.  Except as set
forth on Schedule 8(c)(xi)(E) annexed hereto, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or when taken together with any additional or subsequent events) constitute an event under any GCC
Employee Plan or GCC Employee Agreement that will or may result in any payment, upon a change in control or otherwise, whether of severance or otherwise, acceleration, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.  No payment or benefit which will or may be made by any GCC Company with respect to any Employee as a result of the transactions contemplated hereby will be characterized as an
"excess parachute payment" within the meaning of Section 280G(b)(1)
of the Code.
                    (F)  Employment Matters.  Each of the GCC
Companies (I) are in compliance with all applicable Federal  and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, except where the failure to be in compliance would not, singly or in the aggregate, have a
GCC Material Adverse Effect; (II) have withheld all amounts
required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (III) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, except as would not have a GCC
Material Adverse Effect; and (IV) (other than routine payments to be made in the normal course of business and consistent with past practice) are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, Social Security or other benefits for Employees.
                    (G)  Labor.  No work stoppage or labor strike
against any GCC Company is pending or threatened.  Except as set forth on Schedule 8(c)(xi)(G) annexed hereto, no GCC Company is in-
volved in nor threatened with any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if ad-
versely determined, would, individually or in the aggregate, have a GCC Material Adverse Effect.  No GCC Company has engaged in any unfair labor practices within the meaning of the National Labor
Relations Act.
                    (H)  Unions.  No GCC Company is presently or
has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is at the date hereof being negotiated by or on behalf of any GCC Company.
                    (I)  Investment Company Act.  GCC is not an
"investment company" within the meaning of the Investment Company
Act of 1940, as amended (the "40 Act").
          (d)  There shall not then be pending by any third party
any suit or proceeding to restrain or invalidate, in whole or in part, this Agreement or the transactions contemplated hereby.
          (e)  MARKETS shall have been furnished with opinion[s] of
Heller, Ehrman, White & McAuliffe, counsel for the GCC Stock-
holders, dated the Effective Date, in form and substance reasonably satisfactory to MARKETS.
          (f)  MARKETS shall have received an opinion of Jones,
Day, Reavis & Pogue, dated the Effective Date, to the effect described in the Confidential Private Placement Memorandum of WWC,
dated July 20, 1994.  In rendering such opinion, Jones Day, Reavis
& Pogue may rely upon factual representations, covenants and agreements contained in the WWC Stockholders Agreement and in certificates of MARKETS, GCC, WWC, Stanton, and others, including, without limitation, tax matters certificates.
          (g)  MARKETS shall have been furnished with an opinion of
Latham & Watkins, FCC counsel for the GCC Stockholders, dated the
Effective Date, in form and substance reasonably satisfactory to
MARKETS.
          (h)  All consents, approvals and actions of third
parties, including, without limitation, all approvals from Federal, state and local authorities (including the FCC and all public service commissions and public utility commissions or comparable bodies exercising jurisdiction over GCC, MARKETS or WWC) as may be required for the consummation of the transactions contemplated herein, including, without limitation, the GCC Exchanges, the PNCLP Transfer, the SCI Exchange, the MARKETS Affiliates Transactions and
the Merger, shall have been obtained or made pursuant to a Final
Order which consents and approvals shall not contain any conditions or restrictions which (i) in the case of FCC approvals, are not customary in transactions of this nature, and (ii) in the case of third party consents and approvals, have a GCC Material Adverse
Affect or a MARKETS Material Adverse Effect.  "Final Order" means an action or decision as to which:  (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed;
(ii) no petition for rehearing or reconsideration or application for review is pending and the time for filing any such petition or application has passed; (iii) the FCC or public utility commission, public service commission (or comparable bodies exercising
jurisdiction over the parties) does not have the action or decision under reconsideration on its own motion and the time for initiating such reconsideration has passed; and (iv) no appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.
          (i)  The H&F Entities shall deliver to MARKETS with re-
spect to each of GCC and each of GCC's Subsidiaries (A) a copy of its certificate of incorporation certified by the Secretary of
State of its state of incorporation, and (B) a certificate of good standing of recent date from its Secretary of State of the State of its incorporation and jurisdictions in which it is qualified to do business.
          (j)  The GCC Exchanges, the SCI Exchange, the GSCP Note
Exchange and the MARKETS Affiliates Transactions shall have been consummated in accordance with the provisions of this Agreement;
provided, however, that the consummation of the SCI Exchange and the MARKETS Affiliates Transactions shall not be a condition to the obligations of Stanton, PNCLP and PNC.
          (k)  No GCC Material Adverse Effect shall have occurred
and there shall exist no fact or circumstance which could have a
GCC Material Adverse Effect.
          (l)  No statute, rule or regulation shall have been
enacted by any state or Federal government or governmental agency in the United States which would render the consummation of this
Agreement unlawful.
          (m)  The waiting periods, if applicable, of the HSR Act
shall have expired or been terminated.
          (n)  The WWC Stockholders Agreement, substantially in the
form of Schedule 8(n) annexed hereto (the "WWC Stockholders
Agreement"), shall have been executed by each of the parties listed on Schedule 8(n).
          (o)  MARKETS shall have obtained the MARKETS Partners'
Approval and the amendment to the MARKETS Partnership Agreement, substantially in the form of Schedule 8(o) annexed hereto, shall have been approved and adopted by the requisite Partners in
accordance with the MARKETS Partnership Agreement.
          (p)  GCC Holdings, in its capacity as the sole limited
partner of PNCLP, shall have consented to the PNCLP Transfer and the liquidation of PNCLP and distribution of the shares of WWC
Common Stock received by PNCLP pursuant to the PNCLP Transfer to
PNC and GCC Holdings.
                            ARTICLE 9
         CONDITIONS TO THE GCC STOCKHOLDERS OBLIGATIONS
     The obligations of each of the GCC Stockholders to perform or fulfill or carry out their agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Effective Date are and shall be subject to fulfillment of or compliance with, on or prior to the Effective Date, the following conditions precedent, any of which may be waived by it, in its sole discretion, in whole or in part:
          (a) Each of MARKETS', Stanton's, PNCLP's and PNC's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Effective Date and shall then be true in all material respects, except for changes contemplated by this Agreement; MARKETS, Stanton, PNCLP and PNC shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by MARKETS, Stanton, PNCLP and PNC prior to or on the Effective Date.  The H&F Entities, Bayer, ML
Media and the Media/Communications Entities shall have been
furnished with certificates of MARKETS, Stanton, PNCLP and PNC signed by such person(s) or its Chairman, or the Chairman of its general partner, dated the Effective Date, certifying to the fulfillment of the foregoing conditions by MARKETS, Stanton, PNCLP and PNC and to the truth and correctness in all material respects, except for changes contemplated by this Agreement, as of the
Effective Date of the representations and warranties of MARKETS,
Stanton, PNCLP and PNC contained herein.
          (b)  During the period between the date hereof and the
Effective Date,  (i) each of the parties and its agents and
representatives shall have received reasonable access during normal business hours to all of MARKETS' personnel, premises, properties, assets, financial statements and records, books, contracts,
documents and commitments (such access not to unreasonably
interfere with MARKETS' business), and shall have been furnished with all such information concerning the affairs of MARKETS as such party may reasonably request, (ii) the business and affairs of
MARKETS and its Subsidiaries shall have been conducted only in the ordinary course and consistent with past practices, (iii) the goodwill of suppliers, subscribers and others dealing with MARKETS shall have been preserved and the services of key managerial employees shall have been retained, (iv) MARKETS and each of its Subsidiaries shall have complied with all applicable laws, rules, ordinances, regulations, codes, orders, decrees, licenses and permits of all applicable jurisdictions and governmental
authorities or agencies relating to it, its properties or the conduct of its business except where a failure to so comply would not have a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or
otherwise), or the results of operations or prospects of MARKETS and its Subsidiaries, or on the FCC licenses of MARKETS and its Subsidiaries, or the transactions contemplated hereby, including, without limitation, the Merger (any such material adverse effect being hereinafter referred to as a "MARKETS Material Adverse
Effect"), (v) except for the issuance of Class B Limited
Partnership Units by MARKETS, neither MARKETS nor any of its
Subsidiaries shall have issued, sold, transferred, assigned or disposed of any shares of its capital stock or other securities, or issued options, warrants or rights of any kind to acquire, or any securities convertible into, exchangeable for or representing a right to purchase or receive, or entered into any contract, plan, understanding or arrangement with respect to the issuance of, any stock-based or stock-related awards, shares of its capital stock or other securities, or entered into any arrangement or contract with respect to the purchase or voting of shares of its capital stock, or adjusted, split, combined or reclassified any of its securities, or made any other changes in its capital structure nor shall
MARKETS or any of its Subsidiaries have created, incurred or suffered to exist any Lien except pursuant to agreements or binding commitments set forth or described in Schedule 9(b)(v) annexed hereto or entered into any voting rights agreement, restriction on transfer or granted any right of first refusal relating to the capital stock or any equity interest in it or any of its
Subsidiaries, (vi) neither MARKETS nor any of its Subsidiaries shall have declared or made any dividends, distributions or other payments (whether of loans or otherwise) to any partner of MARKETS or any of its Subsidiaries, or any of their respective Affiliates, except dividends, distributions or other payments to MARKETS or any Subsidiary which is wholly-owned by MARKETS and made in the ordi-
nary course of business and consistent with past practices, or
(vii) neither MARKETS nor any of its Subsidiaries shall have defaulted in any material respect under, or breached any term or provision of, or suffered or permitted to exist any condition or event which, after notice or lapse of time, or both, would
constitute a material default under, any material Contract to which any MARKETS Company is a party.
          (c)  The following assumptions concerning the MARKETS
Companies shall be true and correct in all material respects on the Effective Date:
               (i)  Subsidiaries.
                    (A) Schedule 9(c)(i)(A)(i) annexed hereto sets
forth a list of all of MARKETS' Subsidiaries which are corporations ("MARKETS Subsidiary Corporations") and the number of outstanding shares of capital stock of each of such Subsidiaries.  Except as set forth on Schedule 9(c)(i)(A)(i), MARKETS is, directly or indirectly, the record and beneficial owner of all of the
outstanding shares of capital stock of each of the MARKETS
Subsidiary Corporations.  All of the outstanding shares of capital stock of each MARKETS Subsidiary Corporation are validly issued, fully paid and nonassessable and not subject to preemptive rights, and, except as disclosed on Schedule 9(b)(v), all shares of capital stock of such MARKETS Subsidiary Corporation are owned by MARKETS free and clear of all Liens. Except as set forth on Schedule 9(c)(i)(A)(ii), there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by MARKETS or any MARKETS Subsidiary Corporation or other
agreements or commitments to which MARKETS or any MARKETS
Subsidiary Corporation is a party of any character relating to the issued or unissued capital stock, partnership interests or other securities of any MARKETS Subsidiary Corporation, including, without limitation, any agreement or commitment obligating MARKETS or any MARKETS Subsidiary Corporations to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of any MARKETS Subsidiary Corporation or obligating any MARKETS Subsidiary Corporation to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security, right of first refusal, right to receive notification of the transactions contemplated hereby, or other similar agreement or commitment with respect to any MARKETS
Subsidiary Corporation, or obligating any MARKETS Subsidiary
Corporation to make any payments pursuant to any equity-based or equity-related plan or award. Except as set forth on Schedule 9(c)(i)(A)(iii), neither MARKETS nor any Subsidiary Corporation is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any other Person, corporation, joint venture or partnership.
                    (B)  Schedule 9(c)(i)(B) annexed hereto is a
true and complete list of each partnership, joint venture or other non-corporate entity in which MARKETS or any Subsidiary of MARKETS owns an interest, and correctly sets forth MARKETS or such
Subsidiary's percentage interest therein as of the date hereof.
Except as set forth on Schedule 9(b)(v), MARKETS or such MARKETS
Subsidiary has good and marketable title in and to such interests free and clear of any Liens. Except as set forth on Schedule 9(c)(i)(A)(ii), there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by MARKETS, any of its Subsidiaries or such partnership, joint venture or other entity or other agreements or commitments to which
MARKETS, any of its Subsidiaries or such partnership, joint venture or other entity is a party, of any character relating to the issued or unissued securities or interests of such partnership, joint venture or other entity, including, without limitation, any
agreement or commitment obligating MARKETS, any of its Subsidiaries or such partnership, joint venture or other entity to issue, deliver or sell, or cause to be issued, delivered or sold,
securities or partnership interests of such partnership, joint venture or other entity or obligating MARKETS, any of its
Subsidiaries or such partnership, joint venture or other entity to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security, right of first refusal, right to receive notification of the transactions
contemplated hereby or other similar agreement or commitment with respect to such partnership, joint venture or other entity or obligating any partnership, joint venture or other entity to make any payments pursuant to any equity-based or equity-related plan or award.
               (ii) Financial Statements.  The audited consolidated
balance sheet, consolidated statement of income and stockholders equity and consolidated statement of cash flows and the notes thereto of MARKETS and its consolidated Subsidiaries for the fiscal years ended December 31, 1993 and December 31, 1992 certified by
Arthur Andersen & Co., independent certified public accountants for
MARKETS, and the unaudited interim consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows of MARKETS and its consolidated subsidiaries for the three month period ended March 31, 1994, (the audited and unaudited financial statements of MARKETS and its consolidated subsidiaries are hereinafter referred to as the "MARKETS Financial Statements")
have been prepared in accordance with GAAP and fairly present the financial position of MARKETS and its consolidated subsidiaries as of the dates thereof and the result of operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit
adjustments.
               (iii)     Liabilities of MARKETS.  The MARKETS
Companies have not incurred nor are they subject to any liabilities or obligations, whether accrued, absolute or contingent, other than liabilities (A) arising in the ordinary course of business and incurred after the date of the MARKETS Financial Statements, (B)
described on Schedule 9(c)(iii) annexed hereto or any other
Schedule to this Agreement, (C) that have been reflected or accrued against in the MARKETS Financial Statements, or (D) for capital expenditures or the acquisition of cellular systems as set forth on
Schedule 9(c)(iii) annexed hereto (collectively the "Disclosed
MARKETS Liabilities").
               (iv) Legal Matters.  Except as set forth on Schedule
9(c)(iv) annexed hereto, there is no Legal Matter, in progress, pending or threatened against or relating to any MARKETS Company, or their respective assets which if adversely determined would individually or in the aggregate have a MARKETS Material Adverse
Effect.  There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which would individually or in the aggregate have a MARKETS
Material Adverse Effect.
               (v)  Compliance with Laws.  Each of the MARKETS
Companies is in compliance with all applicable laws, regulations and administrative orders of the United States and the states in which it transacts business (including, without limitation, all applicable rules and regulations of the FCC, any state public util-
ities or public service commission, or any other Federal or state governmental agency or instrumentality exercising jurisdiction over any MARKETS Company or its properties or business), and of each municipality, county or subdivision of any thereof, to which its business or its properties may be subject, the non-compliance with which would have a MARKETS Material Adverse Effect.
               (vi) Authorizations.
                    (A)  The MARKETS Companies have (i) all
requisite franchises, licenses, authorizations, consents, permits and approvals of the FCC and of all state public utility or public service commissions and (ii) all other material franchises,
licenses, authorizations, consents, permits and approvals of governmental agencies exercising jurisdiction over any MARKETS
Company or their respective businesses or assets (all such fran-
chises, licenses, authorizations, consents, permits and approvals, as amended to the date hereof, are collectively referred to as the
"MARKETS Authorizations"), required to carry on the businesses of the MARKETS Companies as now conducted.  All MARKETS cellular radio and microwave licenses included in such MARKETS Authorizations are listed on Schedule 9(c)(vi)(A) annexed hereto.
                    (B)  The MARKETS Authorizations are in full
force and effect and have not been suspended, modified in any mate-
rial adverse respect, cancelled or revoked, and each MARKETS
Company has operated in compliance with all terms thereof or any renewals thereof applicable to it except, in the case of non-
material state and local MARKETS Authorizations, where failure to so comply would not have a MARKETS Material Adverse Effect.  No event has occurred with respect to any of the MARKETS Autho-
rizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such MARKETS Authorizations.  Except as set forth on Schedule
9(c)(vi)(A) annexed hereto, there is not pending as of the date hereof any application, petition, objection or other pleading with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of any
MARKETS Company which questions the validity of or contests any
MARKETS Authorization or which presents a substantial risk that, if accepted or granted, would result in the revocation, cancellation, suspension or any materially adverse modification of any MARKETS Authorization.
                    (C)  Except as set forth on Schedule
9(c)(vi)(C) annexed hereto, no permit, consent, approval, author-
ization, qualification or registration of, or declaration to or filing with, any governmental or regulatory authority or agency is required to be obtained or made by any MARKETS Company in con-
nection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to
(x) render this Agreement and the transactions contemplated hereby valid and effective and (y) enable MARKETS to consummate the Merger and the transactions contemplated hereby.
               (vii)     Title of MARKETS Companies to Property.
                    (A)  Except as disclosed in Schedule
9(c)(vii)(i) annexed hereto, the MARKETS Companies have good and marketable title to all property owned (including all property and assets, real and personal, included in the MARKETS Financial
Statements), and a good and valid leasehold interest in all prop-
erty leased, by them, free and clear of all Liens except for (I)
Liens for taxes, assessments, governmental charges or levies which shall not at this time be due and delinquent or which hereafter can be paid without penalty or with respect to which any MARKETS
Company is currently contesting the validity thereof in good faith by appropriate proceedings and for which it shall have set aside adequate reserves on its books as required by GAAP, (II) liens imposed by law, such as warehousemen's, mechanics', carriers', landlords', repairmen's, or other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith by appropriate proceedings and for which it shall have set aside adequate reserves on its books as required by GAAP and (III) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA. Schedule 9(c)(viii)(ii) annexed hereto correctly identifies (x) each parcel of real property owned by any MARKETS
Company and (y) each lease by any MARKETS Company of any real property.
                    (B)  All of the buildings and other material
tangible personal property owned or leased by any MARKETS Company are in good working condition (normal wear and tear excepted), and are adequate and suitable for the purposes for which they are presently being used.  All such property is being operated in conformity with applicable statutes, regulations and ordinances, the failure of which to so conform would have a MARKETS Material
Adverse Effect.  All such assets are, in the aggregate, sufficient in all material respects to continue operating the businesses of the MARKETS Companies as have been heretofore conducted.
                    (C)  Neither the whole nor any material portion
of any real property owned or leased by any MARKETS Company has been condemned, requisitioned or otherwise taken by any public authority.  None of the real or personal properties owned, leased or operated by any MARKETS Company, or the ownership, occupancy or operation thereof, is in violation in any material respect of any law or any building, zoning or other ordinance, code, rule, regula-
tion or requirement, and no notice from any governmental body or other Person has been served upon any MARKETS Company claiming any violation of any such law, ordinance, code, rule or regulation or requiring, or calling attention to the need for, any work, repairs, construction, alterations or installation on or in connection with said property which has not been complied with.
               (viii)    Indebtedness.  Schedule 9(c)(viii) annexed
hereto describes all indentures, trust deeds, loan agreements, or other instruments pursuant to which any MARKETS Company has
incurred Indebtedness or has guaranteed the Indebtedness of any
Person.  Other than as set forth in Schedule 9(c)(viii) annexed hereto and other than intercompany Indebtedness and advances to employees in the ordinary course of business, no MARKETS Company is indebted to any Affiliate, director, officer, employee, agent or partner of any MARKETS Company and no Affiliate, stockholder, director, officer, employee, agent or partner of any MARKETS
Company is indebted to any MARKETS Company.
               (ix) Tax Returns, Audits and Liabilities.  Except as
set forth on Schedule 9(c)(ix) annexed hereto, each MARKETS Company has (A) timely filed in accordance with all applicable laws, all
Returns required to be filed by it, (B) paid all Taxes shown to have become due pursuant to such Returns, and (C) paid all Taxes
(other than those being contested in good faith, all of which are disclosed on Schedule 9(c)(ix)) for which a notice of, or
assessment or demand for, payment has been received or which are otherwise due and payable, in each case other than failures to so file or pay that would not have a MARKETS Material Adverse Effect.
All Returns filed by each MARKETS Company were true and correct in all material respects as of the date on which they were filed or as subsequently amended to the date hereof. Except as set forth on
Schedule 9(c)(ix), (I) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any liability for Tax that relates to any MARKETS
Company, (II) all amounts required to be collected or withheld by any MARKETS Company with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (III) no extension of time within which to file any Return that relates to any MARKETS
Company has been requested which Return has not since been filed,
(IV) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Return that relates to any MARKETS Company which remain in effect, and (V) all federal, state and local
consolidated, combined or unitary Income Tax Returns which include any MARKETS Company have been filed on a timely basis and no notice of audit has been received.  Except as set forth on Schedule
9(c)(ix), (w) MARKETS has not filed any election to be excluded from the provisions of Subchapter K of the Code, (x) no MARKETS
Company has filed any agreement with the Internal Revenue Service described in Section 1.1503-2A(c)(3) of the Treasury Regulations,
(y) no MARKETS Company has filed a consent or made any agreement with the Internal Revenue Service under Section 341(f) of the Code or any comparable provision of state revenue statutes, and (z)
MARKETS is not a "foreign person" within the meaning of Section
1445(f)(3) of the Code.  As a result of the Merger, no MARKETS
Company or WWC will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual"
as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.
               (x)  Employee Benefit Plans.
                    (A)  Generally.  Schedule 9(c)(x)(A) annexed
hereto contains a true and complete list of each plan, program, policy, practice, contract, agreement or other arrangement
providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, proposed or final, funded or unfunded and whether or not legally binding, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the ERISA, which is now, or ever has been, maintained, contributed to, or required to be contributed to, for the benefit of any current or former Employee of any MARKETS
Company, or any current or former Employee of any entity required to be aggregated with any MARKETS Company pursuant to Section
414(b), (c), (m), or (o) of the Code ("MARKETS Employee Plan") for
which any MARKETS Company may have liability and each management, employment, severance or consulting agreement or contract between any MARKETS Company or any of their respective Affiliates and any
Employee which provides for annual compensation in excess of
$75,000 and is not terminable at will without liability on 30 days'
or less prior notice ("MARKETS Employee Agreement").  True and complete copies of all documents, if any, embodying each MARKETS
Employee Plan and MARKETS Employee Agreement shall be made
available to the parties, including all amendments thereto and written interpretations thereof; the two most recent annual reports filed (Form 5500 Series with applicable schedules) with respect to each MARKETS Employee Plan required under ERISA; the most recent summary plan description, if any, with respect to each MARKETS
Employee Plan required under ERISA; and all material communica-
tions, if any, to any Employee relating to each MARKETS Employee
Plan.
                    performed in all material respects all obligations required to be performed by them under each MARKETS Employee Plan and each MARKETS Employee Agreement, and each MARKETS Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws,
statutes, orders, rules and regulations, including but not limited to ERISA or the Code.  No MARKETS Employee Plan is a pension plan within the meaning of Section 3(2) of ERISA, nor a multiemployer plan within the meaning of Section 3(37) of ERISA, and no MARKETS
Company has liability with respect to any such plan for any reason, including liability as a result of having been part of a
"controlled group" within the meaning of Section 414(b), (c), (m), and (o) of the Code, nor is there any basis for such liability being imposed.  There are no material actions, suits or claims pending (other than routine claims for benefits) against any
MARKETS Employee Plan or the assets of any MARKETS Employee Plan;
each MARKETS Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Date in accordance with its terms, without liability to any MARKETS Company or any of their respective Affiliates; all premiums required by any MARKETS Employee Plan have been paid thereunder; all outstanding indebtedness for services performed for any MARKETS Company or accrued vacation, holiday pay, earned commissions, accrued bonuses or other benefits owed to any current or former Employee of any MARKETS Company has been paid when due or accrued on the books of the MARKETS Companies; no
"prohibited transaction" within the meaning of Section 4975 of the
Code or Section 406 of ERISA has occurred with respect to any
MARKETS Employee Plan; and no action or failure to act with respect to any MARKETS Employee Plan will subject any MARKETS Company or any of their respective Affiliates to any tax or penalty.
                    (C)  No Post-Employment Obligations.  No
MARKETS Company maintains or contributes to any MARKETS Employee
Plan or MARKETS Employee Agreement which provides, or has any liability to provide, life insurance, medical or other employee welfare benefits (other than severance and accrued vacation and holiday pay) to any current or former Employee of any MARKETS
Company upon his retirement or termination of employment, except as may be required by statute and no MARKETS Company has ever
represented, promised or contracted (orally or in writing) to any such Employee (individually or as a group) that life insurance, medical or other employee welfare benefits (other than severance and accrued vacation and holiday pay) would be provided upon their retirement or termination of employment, except to the extent required by statute.
                    (D)  COBRA.  Each MARKETS Employee Plan that is
a "group health plan" within the meaning of Section 4980B(g)(2) of the Code has been administered in good faith in compliance with the continuation coverage requirements contained in COBRA, as set forth at Section 4980B of the Code and any regulations promulgated or proposed (if such proposed regulations constitute substantial authority within the meaning of Section 6662 of the Code and any regulations promulgated thereunder) thereunder.
                    (E)  Effect of Transaction.  Except as set
forth on Schedule 9(c)(x)(E) annexed hereto, the execution of this
Agreement and the consummation of the transactions contemplated hereby will not (either alone or when taken together with any additional or subsequent events) constitute an event under any
MARKETS Employee Plan or MARKETS Employee Agreement that will or may result in any payment, upon a change in control or otherwise, whether of severance or otherwise, acceleration, vesting,
distribution, increase in benefits or obligation to fund benefits with respect to any Employee.  No payment or benefit which will or may be made by any MARKETS Company with respect to any Employee as a result of the transactions contemplated hereby will be
characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.
                    (F)  Employment Matters.  Each of the MARKETS
Companies (I) are in compliance with all applicable Federal  and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, except where the failure to be in compliance would not, singly or in the aggregate, have a
MARKETS Material Adverse Effect; (II) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (III) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, except as would not have a
MARKETS Material Adverse Effect; and (IV) (other than routine payments to be made in the normal course of business and consistent with past practice) are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, Social Security or other benefits for Employees.
                    (G)  Labor.  No work stoppage or labor strike
against any MARKETS Company is pending or threatened.  Except as set forth on Schedule 9(c)(x)(G) annexed hereto, no MARKETS Company is involved in nor threatened with, any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if ad-
versely determined, would, individually or in the aggregate, have a MARKETS Material Adverse Effect.  No MARKETS Company has engaged in any unfair labor practices within the meaning of the National
Labor Relations Act.
                    (H)  Unions.  No MARKETS Company is presently
or has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is at the date hereof being negotiated by or on behalf of any MARKETS Company.
                    (I) Investment Company Act. MARKETS is not an "investment company" within the meaning of the 40 Act.
          (d)  There shall not then be pending by any third party
any suit or proceeding to restrain or invalidate, in whole or part, this Agreement or the transactions contemplated hereby.
          (e)  The GCC Stockholders shall have been furnished with
an opinion of Rubin Baum Levin Constant & Friedman, counsel for
MARKETS, Stanton, PNCLP and PNC, dated the Effective Date, in form and substance reasonably satisfactory to them.
          (f)  The GCC Stockholders shall have received an opinion
of Heller, Ehrman, White & McAuliffe, dated the Effective Date, to the effect that for federal income tax purposes no income, gain or loss will be recognized by any GCC Stockholders as a result of the
GCC Exchanges.  In rendering such opinion, Heller, Ehrman, White &
McAuliffe may rely upon factual representations, covenants and agreements contained in the WWC Stockholders Agreement and in certificates of MARKETS, GCC, WWC, Stanton and the GCC Stockholders
and others, including, without limitation, tax matters
certificates.
          (g)  The GCC Stockholders shall have been furnished with
an opinion of Gurman, Kurtis, Blask & Freedman, FCC counsel for
MARKETS, Stanton, SCI, PNCLP and PNC, dated the Effective Date, in form and substance reasonably satisfactory to them.
          (h)  All consents, approvals and actions of third
parties, including, without limitation, all approvals from Federal, state and local authorities (including the FCC and all public service commission and public utilities commission or comparable bodies exercising jurisdiction over GCC, MARKETS or WWC) as may be required for the consummation of the transactions contemplated herein, including, without limitation, the GCC Exchanges, the PNCLP Transfer, the SCI Exchange and the MARKETS Affiliates Transactions
and the Merger, shall have been obtained or made pursuant to a
Final Order which consents and approvals shall not contain any conditions or restrictions which (i) in the case of FCC Approvals, are not customary in transactions of this nature, and (ii) in the case of third party consents and approvals, have a GCC Material
Adverse Effect or a MARKETS Material Adverse Effect.
          (i)  MARKETS shall deliver to the H&F Entities, Bayer, ML
Media and the Media/Communications Entities with respect to each of
MARKETS' Subsidiaries (A) a copy of its certificate of
incorporation certified by the Secretary of State of its state of incorporation, and (B) a certificate of good standing of recent date from its Secretary of State of the State of its incorporation and jurisdictions in which it is qualified to do business.
          (j) The GCC Exchanges (other than the portion of the GCC Exchanges to which such entity is a party), the Merger, the SCI
Exchange, the GSCP Note Exchange and the MARKETS Affiliates
Transactions shall have been consummated in accordance with the provisions of this Agreement.
          (k)  No MARKETS Material Adverse Effect shall have
occurred and there shall exist no fact or circumstance which could have a MARKETS Material Adverse Effect.
          (l)  No statute, rule or regulation shall have been
enacted by any state or Federal government or governmental agency in the United States which would render the consummation of this
Agreement unlawful.
          (m)  The waiting periods, if applicable, of the HSR Act
shall have expired or been terminated.
          (n)  The WWC Stockholders Agreement shall have been
executed and delivered by each of the other parties listed on
Schedule 8(n).
          (o)  MARKETS shall have obtained the MARKETS Partners'
Approval.
                           ARTICLE 10
                             CLOSING
     The closing of the GCC Exchanges, the Merger, the PNCLP
Transfer, the SCI Exchange, the GSCP Note Exchange and the MARKETS Affiliates Transactions shall take place at 10:00 a.m. on the third business day following the satisfaction or waiver of all conditions to the consummation of the transactions contemplated hereby at the office of Rubin Baum Levin Constant & Friedman, 30 Rockefeller
Plaza, 29th Floor, New York, New York 10112 (or at such other time, date or place as may be agreed upon by the parties), subject to postponement at the request of either party (by notice given to the other party at least three (3) business days before the scheduled time and date of closing) for not more than ten (10) business days, or otherwise as mutually agreed upon.
                           ARTICLE 11
                   ABANDONMENT AND TERMINATION
     11.1 Termination; Amendment Subsequent to MARKETS Partners'
Approval.
          (a)  This Agreement may be terminated and the trans-
actions contemplated hereby may be abandoned, without further obligation of any of the H&F Entities, Bayer, ML Media and the Media/Communications Entities, on the one hand, and MARKETS,
Stanton, PNCLP and PNC, on the other hand, at any time prior to the Effective Date as follows:
               (i)  by mutual written consent duly authorized by
the H&F Entities, on behalf of the H&F Entities, Bayer, ML Media and the Media/Communications Entities, and the Advisory Committee
of MARKETS, on behalf of MARKETS, Stanton, PNCLP and PNC; or
               (ii) by the H&F Entities, on behalf of the H&F
Entities, Bayer, ML Media and the Media/Communications Entities, or
the Advisory Committee of MARKETS, on behalf of MARKETS, Stanton,
PNCLP and PNC, if the Effective Date shall not have occurred on or before December 31, 1994, or such later date, if any, as the H&F
Entities, on behalf of the H&F Entities, Bayer, ML Media and the Media/Communications Entities, and the Advisory Committee of
MARKETS, on behalf of MARKETS, Stanton, PNCLP and PNC, shall agree in writing; provided that the party exercising such right has not failed to satisfy the conditions to consummate the transactions contemplated hereby or is not otherwise in default of its
obligations under this Agreement in a manner which results in the failure to satisfy the conditions to consummate the transactions of the other parties (it being understood that in the event the H&F
Entities exercise such right on behalf of the H&F Entities, Bayer,
ML Media and the Media/Communications Entities, that such proviso shall apply to each of the H&F Entities, Bayer, ML Media and the Media/Communications Entities and in the event the Advisory
Committee of MARKETS exercises such right on behalf of MARKETS,
Stanton, PNCLP and PNC, that such proviso shall apply to each of
MARKETS, Stanton, PNCLP and PNC); or
               (iii)     by the H&F Entities, on behalf of the H&F
Entities, Bayer, ML Media and the Media/Communications Entities, or
the Advisory Committee of MARKETS, on behalf of MARKETS, Stanton,
PNCLP and PNC, if the consummation of the transactions contemplated hereby shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction;
               (iv) by the Advisory Committee of MARKETS, on behalf
of MARKETS, Stanton, PNCLP and PNC, if any condition to the
obligations of MARKETS, Stanton, PNCLP and PNC set forth in Article
8 hereof shall have become impossible to be fulfilled; or
               (v)  by the H&F Entities, on behalf of the H&F
Entities, Bayer, ML Media and the Media/Communications Entities, if
any condition to the obligations of the GCC Stockholders set forth in Article 9 shall have become impossible to be fulfilled.
          (b)  In the event of a termination of this Agreement, no
party hereto shall have any liability or further obligation to any other party to this Agreement except that nothing herein will relieve any party from liability for any breach of this Agreement.
          (c) The H&F Entities, Bayer, ML Media and the Media/Communications Entities and the Advisory Committee of
MARKETS, Stanton, PNCLP and PNC may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders or partners of any Constituent Party shall not (A) alter or change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of any Constituent Party, or
(B) alter or change any of the terms and conditions of this
Agreement if such alteration or change would adversely affect the holders of shares or interests of any class or series thereof of any Constituent Party.
                           ARTICLE 12
                SURVIVAL; ISSUANCE OF ADDITIONAL
                   SHARES OF WWC COMMON STOCK
     12.1 Survival.  The representations and warranties made in this Agreement shall terminate on the Effective Date and shall be of no further force and effect except that the representations and warranties of (i) the H&F Entities contained in Sections 5.1(b),
5.1(d), 5.1(e), 5.1(f) and 5.1(g), (ii) Bayer, ML Media and the Media/Communications Entities contained in Sections 5.2(b), 5.2(d),
5.2(e), 5.2(f) and 5.2(g), (iii) Stanton contained in Sections
7.2(a), 7.2(c), 7.2(d), 7.2(e) and 7.2(f), (iv) PNCLP contained in
Sections 7.3(b), 7.3(d), 7.3(e), 7.3(f) and 7.3(g), and (v) PNC
contained in Section 7.4(b), 7.4(d), 7.4(e), 7.4(f) and 7.4(g)
shall survive the Effective Date until the earlier to occur of (I)
the second anniversary of the Effective Date, and (II) the sale by
WWC of all or substantially all of its assets, the merger or con-
solidation of WWC with or into any Person, the consummation of a private offering of equity securities of WWC for an aggregate pur-
chase price of at least $65,000,000 or the consummation of a public offering of equity securities of WWC (the "Survival Period").
     12.2 Undisclosed Liabilities of MARKETS.  In the event that
MARKETS has any liabilities based on acts or omissions occurring prior to the Closing (other than Disclosed MARKETS Liabilities), and as a result thereof a claim or demand is asserted, during the period from the Effective Date through the Survival Period, against
WWC or any MARKETS Company in respect thereof, including in respect of any  damages, Taxes (including excise and penalty Taxes), penalties, costs or other expenses (including, without limitation, interest, expenses of investigation, reasonable fees and
disbursements of counsel, accountants and other experts)
(collectively "Losses"), then (I) the respective values of MARKETS and GCC (which value for GCC is that percentage of the total value of GCC represented by the number of shares of GCC Common Stock owned by the GCC Stockholders at the Effective Date divided by the total number of shares of GCC Common Stock outstanding at the
Effective Date assuming full exercise of all outstanding options)
as set forth on Schedule 12.2 annexed hereto shall be recomputed by reducing the value of MARKETS on such Schedule by the amount of such Losses, and (II) each GCC Stockholder who received shares of
WWC Common Stock pursuant to the GCC Exchanges shall be issued by
WWC, as an adjustment to the number of shares of WWC Common Stock issued to such stockholder for each share of GCC Common Stock exchanged pursuant to the GCC Exchanges, additional shares of WWC
Common Stock such that, after such additional issuances, the total number of shares of WWC Common Stock issued at any time to the GCC Stockholders pursuant to this Agreement, as a percentage of all of the shares of WWC Common Stock issued or to be issued at any time pursuant to this Agreement, is equal to the percentage of the total value of WWC attributable to the value of GCC, as recomputed in accordance with clause (I) above; provided, however, that no such adjustment in the ownership of the WWC Common Stock pursuant to this Section 12.2 shall be made  unless the aggregate amount of such Losses exceeds $5,000,000, in which event the GCC Stockholders who received shares of WWC Common Stock pursuant to the GCC
Exchanges shall be issued additional shares of WWC Common Stock in respect of the entire amount of such Losses.
     12.3 Undisclosed Liabilities of GCC.  In the event that GCC has any liabilities based on acts or omissions occurring prior to the Closing (other than Disclosed GCC Liabilities), and as a result thereof a claim or demand is asserted, during the period from the
Effective Date through the Survival Period, against WWC or any GCC
Company in respect thereof, including in respect of any Loss, then
(I) the respective values of MARKETS and GCC (which value for GCC is that percentage of the total value of GCC represented by the number of shares of GCC Common Stock owned by the GCC Stockholders at the Effective Date divided by the total number of shares of GCC
Common Stock outstanding at the Effective Date assuming full exercise of all outstanding options) as set forth on Schedule 12.2 annexed hereto shall be recomputed by reducing the value of GCC on such Schedule by the amount of such Losses, and (II) there shall be issued by WWC to the Partners, PNCLP, Stanton, PNC, GSCP and the
holders of Allocated Class B Limited Partnership Units who do not
consummate the Class B Exchange, as an adjustment to the number of shares of WWC Common Stock to be issued to such Persons in
connection with the Merger, the SCI Exchange, the PNCLP Transfer, the GSCP Note Exchange and the MARKETS Affiliates Transactions, as applicable, additional shares, or in the case of holders of
Allocated Class B Limited Partnership Units who agree to make the
Class B Exchange, options to acquire additional shares, of WWC
Common Stock such that, after such additional issuances, the total number of shares of WWC Common Stock issued (or subject to options)
at any time to the Partners, PNCLP, Stanton, PNC, GSCP and the holders of Allocated Class B Limited Partnership Units, as a percentage of all of the shares of WWC Common Stock issued or to be issued at any time pursuant to this Agreement, is equal to the percentage of the total value of WWC attributable to the value of
MARKETS, as recomputed in accordance with clause (I) above;
provided, however, that no such adjustment in the ownership of the
WWC Common Stock pursuant to this Section 12.3 shall be made unless the aggregate amount of such Losses exceeds $5,000,000, in which event the Partners, PNCLP, Stanton, PNC and GSCP shall be issued additional shares, the holders of Allocated Class B Limited
Partnership Units who agree to make the Class B Exchange shall be issued additional options to acquire additional shares, of WWC
Common Stock in respect of the entire amount of such Losses and the holders of Allocated Class B Limited Partnership Units who do not
consummate the Class B Exchange pursuant to this Section 12.3 shall be issued additional shares of WWC Common Stock at such time, if any, as such Allocated Class B Limited Partnership Units would have become an Award in accordance with the Class B Plan and the terms of such Equity Participation Agreement.
     12.4 Procedure.  In the event that any Losses are sustained which require an adjustment in the ownership of the WWC Common
Stock by the GCC Stockholders, the Partners, PNCLP, Stanton, PNC
and the holders of Allocated Class B Limited Partnership Units pursuant to Section 12.2 or Section 12.3 above, WWC shall give notice, in the case of GCC, to H&F, the authorized representative of the GCC Stockholders for such purposes, and, in the case of
MARKETS, to Stanton, GSCP, Providence and Odyssey, the authorized representatives of the Partners, PNCLP, Stanton, PNC and the holders of Allocated Class B Limited Partnership Units for such purposes. If there shall be any dispute between such authorized representatives as to the amount of such Losses or the adjustment in the ownership of WWC Common Stock as a result of such Losses which is not resolved within thirty (30) business days after receipt of such notice from WWC, such dispute shall immediately thereafter be submitted to Arthur Andersen & Co. for resolution of such dispute (the "Arbitrator").  The Arbitrator shall agree to resolve such dispute within thirty (30) business days of submission of such dispute to it.  The Arbitrator's resolution of such dispute shall be final and binding upon all of the parties.
                           ARTICLE 13
                          MISCELLANEOUS
     13.1 Restrictions on Transfer.
          (a)  WWC Common Stock Legend.  All certificates
representing shares of WWC Common Stock issued pursuant to the GCC Exchanges, the PNCLP Transfer, the SCI Exchange, the MARKETS
Affiliates Transactions and the Merger shall bear the following legend:
               "The shares evidenced by this certificate
          have not been registered under the Securities
          Act of 1933, as amended, or the securities
          laws of any state and may be offered and sold
          only if so registered or if the Company has
          been furnished with an opinion of counsel,
          reasonably satisfactory to the Company, to the
          effect that an exemption from such registra-
          tion is available to the holder of the
          shares."
          (b)  Opinions of Counsel in Connection with Transfers.
Each of the parties hereto agrees that in connection with any transfer of shares of WWC Common Stock, except pursuant to an effective registration statement, it will, if requested by WWC, deliver at its expense to WWC an opinion of counsel (including in-
house or special counsel), in form and substance and from counsel reasonably satisfactory to WWC and its counsel, that such transfer is not in violation of the securities laws of the United States or any state thereof; provided, however, that in case of any transfer of shares of Common Stock to a Person who is an "Accredited
Investor" as that term is defined under Rule 501 of Regulation D promulgated under the Act, no opinion of counsel shall be required if the transferor obtains a representation in writing from such
Person that it is an accredited investor and is acquiring such shares for its own account and with no intention of distributing or reselling such Shares or any part thereof, or interest therein, in any transaction that would violate the securities laws of the
United States or any state thereof, without prejudice, however, to such Person's right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective
registration statement or an exemption from registration, and subject, nevertheless, to such Person's disposition of its property being at all times within its control.
     13.2 Indemnity of WWC.  From and after the Effective Date, WWC shall indemnify and hold harmless the GCC Stockholders, the MARKETS Subscribers, PNCLP and PNC, and each of their respective officers, directors, partners, employees and agents, from and against all claims, losses, damages, liabilities, costs and expenses
(including, without limitation, reasonable attorneys fees and expenses) incurred by any of them by reason of any claim made by the holders of GCC Common Stock (other than the GCC Stockholders), the Partners of MARKETS (other than the MARKETS Subscribers) or the holders of Allocated Class B Limited Partnership Units arising from the GCC Exchanges, the Merger, the Class B Exchange the PNCLP
Transfer, the MARKETS Affiliates Transactions, the GSCP Note
Exchange and the transactions contemplated hereby.
     13.3 Expenses.  Each party shall bear its own expenses
incident to the negotiation, preparation, authorization and
consummation of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its counsel and accountants, whether or not such transactions are consummated.
     13.4 Equitable Remedies.  The parties hereto agree that
irreparable damage would occur in the event that any of the
provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the
United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  Each party agrees that it will not assert, as a defense against a claim for specific performance, that the party seeking specific performance has an adequate remedy at law.
     13.5 Notices.  All notices, claims and other communications hereunder shall be in writing and shall be made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), telex, facsimile, or overnight air courier guaranteeing next day delivery (a) if to MARKETS, Stanton, PNCLP or PNC to it at
11400 Southeast Eighth Street, Suite 445, Bellevue, Washington
98004, Attention:  John W. Stanton and William W. Hague, Esq. (Fax
No. 206-635-0126), with a copy (which shall not constitute notice)
to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New
York, New York 10112, Attention: Barry A. Adelman, Esq. (Fax No. 212-698-7825) or (b) if to the H&F Entities, to the H&F Entities at
One Maritime Plaza, San Francisco, California 94111, Attention:
Mitchell Cohen, Esq. (Fax No. 415-788-0176), with copies (which shall not constitute notice) to Heller, Ehrman, White & McAuliffe,
333 Bush Street, San Francisco, California 94104-2878 Attention:
Paul J. Mundie, Esq. (Fax No. 415-772-6268), or (c) if to Bayer, to
it at 6800 Pelican Bay Boulevard, Naples, Florida _______
Attention:  Mr. David A. Bayer (Fax No. 314-721-3410), with copies
(which shall not constitute notice) to Peper Martin Jensen Maichel
& Hetlage, 720 Olive Street, 24th Floor, St. Louis, Missouri 63101
Attention:  John Short, Esq. (Fax No. 314-621-4834), or (d) if to
ML Media, to it at 350 Park Avenue, 16th Floor, New York, New York
10022, Attention:  Mr. I. Martin Pompadour (Fax No. 212-980-8374),
with copies (which shall not constitute notice) to Proskauer Rose
Goetz & Mendelsohn, 1585 Broadway, New York, New York 10036,
Attention:  Steven L. Kirshenbaum, Esq. (Fax No. 212-969-2900), or
(e) if to the Media/Communications Entities, to it at 75 State
Street, Boston, Massachusetts 02109, Attention:  Mr. Jim Wade (Fax
No. ____________), with copies (which shall not constitute notice)
to Edwards & Angell, 101 Federal Street, Boston, Massachusetts
02110, Attention:  Leonard Q. Slap, Esq. (Fax No. 617-439-4170 or
7748), or (f) if to Odyssey Partners, L.P., to it at 31 West 52nd
Street, New York, New York 10019, Attention:  Mr. Brian Kwait (Fax
No. 212-708-0730), with copies (which shall not constitute notice)
to Weil Gotshal & Manges, 767 Fifth Avenue, New York, NY 10153,
Attention: Norman Chirite, Esq. (Fax No. 212-310-8007), or (g) if
to Providence Ventures, Inc., to it at 900 Fleet Center, 50 Kennedy
Plaza, Providence, Rhode Island 02903, Attention: Mr. Jonathan M.
Nelson (Fax No. 401-751-1790), with copies to (which shall not constitute notice) to Edwards & Angell, 2700 Hospital Tower,
Providence, Rhode Island 02903, Attention: David K. Duffell, Esq.
(Fax No. 401-276-6611), or at such other address as any party may from time to time furnish to the other parties by a notice given in accordance with the provisions of this Section 13.5. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; when answered back, if telexed; when receipt confirmed, if sent by facsimile; and
the next business day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.
     13.6 Entire Agreement.  This Agreement, together with the
Schedules annexed hereto, contains the entire understanding among the parties hereto concerning the subject matter hereof and may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto.  Any waiver by any party of any of its rights under this Agreement or of any breach of this
Agreement shall not constitute a waiver of any other rights or of any other or future breach.
     13.7 Remedies Cumulative.  Except as otherwise provided
herein, each and all of the rights and remedies in this Agreement provided, and each and all of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement or at law or in equity.
     13.8 Governing Law.  This Agreement shall be construed in
accordance with and subject to the laws and decisions of the State of Delaware applicable to contracts made and to be performed entirely therein.
     13.9 Counterparts. This Agreement may be executed in several counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be an original;
but such counterparts shall together constitute one and the same instrument.
     13.10     Waivers.  No provision in this Agreement shall be
deemed waived by course of conduct, including the act of Merger, unless such waiver is in writing signed by the parties and stating specifically that it was intended to modify this Agreement. Any waiver by MARKETS hereto of any provision of this Agreement
including, without limitation, a waiver of the breach of any representation, warranty, covenant, agreement or a waiver of the failure to satisfy any condition to any party's obligations under this Agreement to consummate the transactions contemplated hereby, may be granted only by the Advisory Committee of MARKETS (or the
Advisory's Committee's designated representative for such
purposes).
     13.11     Successors and Assigns.  This Agreement shall be
binding upon and, except for rights expressly conferred on
stockholders of GCC, shall inure only to the benefit of the parties hereto and their respective successors and assigns.
     13.12     Disclosures.
          (a)  Each of the parties hereto acknowledges and confirms
in connection with the negotiation of this Agreement, the execution hereof and during the period from the date hereof through the
Effective Date, the parties hereto will have furnished to one another certain materials, information, data and other documen-
tation ("Disclosures") concerning their business, financial condi-
tion and operations which are proprietary and confidential.  Each party acknowledges the party disclosing such Disclosures considers them secret and confidential and asserts a proprietary interest therein.  Accordingly, each of the parties covenants and agrees that it shall maintain all Disclosures made by another party in strict confidence and shall not use such Disclosures for its own benefit or disclose them to third parties, except to its agents, representatives, bankers, investment bankers, counsel and employees involved in evaluating the transactions contemplated by this
Agreement, its partners or as otherwise required by law.
          (b)  No public announcement by any party hereto with
regard to the transactions contemplated hereby or the material terms hereof shall be issued by any party without the mutual prior consent of the other parties, except in the event the parties are unable to agree on a press release and legal  counsel for one party is of the opinion that such press release is required by law and such party furnishes the other parties a written opinion of outside legal counsel, or other counsel reasonably acceptable to the party being furnished such opinion, to that effect, then such party may issue the legally required press release.
          (c)  This Agreement shall not restrict any party hereto
from using information already known to it, to which it is entitled under existing agreements, or information generally in the public domain or any information coming into its possession after it becomes public knowledge unless it became public knowledge through a breach of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have
duly executed this Agreement as of the date first above written.
ATTEST:                       WESTERN WIRELESS CORPORATION



________________________      By:________________________________
                                 Title:
[Corporate Seal]

ATTEST:
                              MARKETS CELLULAR LIMITED PARTNERSHIP

                              By: PN Cellular Limited Partnership,
                                  its general partner

                              By: PN Cellular, Inc., its general
                                  partner


_________________________     By:_________________________________
                                 Title:


ATTEST:                       MCLP, INC.



_________________________     By:________________________________
                                 Title:


                              WWC HOLDING CO., INC.



                              By:_______________________________
                                 Title:


                              PN CELLULAR, INC.



                              By:________________________________
                                 Title:


                              PN CELLULAR LIMITED PARTNERSHIP

                              By: PN Cellular, Inc., its general
                                  partner


                              By:_______________________________
                                 Title:


                              __________________________________
                              JOHN W. STANTON


                              __________________________________
                              THERESA E. GILLESPIE


                              HELLMAN & FRIEDMAN CAPITAL PARTNERS
                               II, L.P., a California limited
                                  partnership
                              By: Hellman & Friedman Investors,
                                   L.P., its general partner
                              By: Hellman & Friedman Investors,
                                   Inc., its general partner


                              By:_______________________________
                                 Name:
                                 Title:

                              H & F ORCHARD PARTNERS, L.P.,
                               a California limited partnership
                              By: H & F Orchard Investors, L.P.,
                                   its general partner
                              By: H & F Orchard Investors, Inc.,
                                   its general partner


                              By:_______________________________
                                 Name:
                                 Title: Vice president

                              H & F INTERNATIONAL PARTNERS, L.P.,
                               a California limited partnership
                              By: H & F International Investors,
                                   L.P., its general partner
                              By: H & F International Investors,
                                   Inc., its general partner


                              By:_______________________________
                                 Name:
                                 Title:


                              BAYER INVESTMENT GROUP

                              By:  David A. Bayer Trust u/a/d
                                    August 21, 1992


                              By:_______________________________
                                 David A. Bayer, Trustee


                              M.L. MEDIA OPPORTUNITY PARTNERS L.P.


                              By:_______________________________
                                 Title:


                              MEDIA/COMMUNICATIONS PARTNERS II
                                 LIMITED PARTNERSHIP


                              By:_______________________________
                                 Title:


                              MEDIA/COMMUNICATIONS INVESTORS
                                 LIMITED PARTNERSHIP


                              By:_______________________________
                                 Title:


Each of the undersigned MARKETS Subscribers hereby covenants and agrees (i) to vote, or grant its written consent with respect to, the Class A Limited Partnership Units owned by it to approve and adopt the Merger and the transactions contemplated hereby and (ii) to execute the amendment to the MARKETS Partnership Agreement substantially in the form of Schedule 8(o) annexed hereto.

                           PACIFIC NORTHWEST CELLULAR INC.


                           By:__________________________________
                              Name:
                              Title:


                           _____________________________________
                           JOHN W. STANTON


                           _____________________________________
                           THERESA E. GILLESPIE


                           GS CAPITAL PARTNERS, L.P.
                           By: GS Advisors L.P., General Partner
                           By: GS Advisors, Inc., General Partner


                           By:__________________________________
                              Name:
                              Title:

                           GS CAPITAL PARTNERS MEDIA HOLDING I, L.P.
                           By: GS Capital Partners, L.P.,
                               General Partner
                           By: GS Advisors L.P., General Partner
                           By: GS Advisors, Inc., General Partner


                           By:___________________________________
                              Name:
                              Title:

                           BRIDGE STREET FUND 1992, L.P.
                           By: Stone Street Performance Corp.,
                               Managing General Partner


                           By:___________________________________
                              Name:
                              Title:

                           STONE STREET FUND 1992, L.P.
                           By: Stone Street Performance Corp.,
                               General Partner


                           By:___________________________________
                              Name:
                              Title:

                           ODYSSEY PARTNERS, L.P.


                           By:___________________________________
                              Name:
                              Title:

                           PROVIDENCE MEDIA PARTNERS L.P.
                           By: Providence Media GP Limited Partnership
                           Its:  General Partner
                           By: Providence Ventures L.P.
                           Its:  General Partner


                           By:___________________________________
                              Name:
                              Title:

              EXCHANGE AGREEMENT AND PLAN OF MERGER
                          BY AND AMONG
                  WESTERN WIRELESS CORPORATION,
              MARKETS CELLULAR LIMITED PARTNERSHIP,
               MCLP, INC., WWC HOLDING CO., INC.,
       PN CELLULAR, INC., PN CELLULAR LIMITED PARTNERSHIP,
           JOHN W. STANTON and THERESA  E. GILLESPIE,
          HELLMAN & FRIEDMAN CAPITAL PARTNERS II, L.P.,
  H&F ORCHARD PARTNERS, L.P., H&F INTERNATIONAL PARTNERS, L.P., BAYER INVESTMENT GROUP, M.L. MEDIA OPPORTUNITY PARTNERS L.P.,
      MEDIA/COMMUNICATIONS PARTNERS II LIMITED PARTNERSHIP
                               AND
       MEDIA/COMMUNICATIONS INVESTORS LIMITED PARTNERSHIP


                      DATED:  July 20, 1994

                        TABLE OF CONTENTS

Section                                                      Page


ARTICLE 1  - EXCHANGE OF GCC COMMON STOCK FOR WWC COMMON
              STOCK. . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 2  - MERGER AND CLASS B EXCHANGE . . . . . . . . . . .  9
     2.1     The Merger. . . . . . . . . . . . . . . . . . . .  9
     2.2     Partnership Agreement . . . . . . . . . . . . . .  9
     2.3     Property and Liabilities of Constituent
             Parties . . . . . . . . . . . . . . . . . . . . .  9
     2.4     MCLPI Stockholders' Approval and MARKETS
             Partners' Approval and Class B Exchange . . . . . 10
     2.5     Further Assurances. . . . . . . . . . . . . . . . 11
     2.6     Effect of Merger on Constituent Parties'
             Securities. . . . . . . . . . . . . . . . . . . . 11
     2.7     Surrender of MARKETS Class A and Awarded Class B
             Unit. . . . . . . . . . . . . . . . . . . . . . . 14
     2.8     Class B Units Exchanged Pursuant to Class B
             Exchange. . . . . . . . . . . . . . . . . . . . . 14
     2.9     Class B Units Not Exchanged Pursuant to Class B
             Exchange. . . . . . . . . . . . . . . . . . . . . 15
     2.10    No Fractional Shares. . . . . . . . . . . . . . . 15

ARTICLE 3  - COVENANTS AND AGREEMENTS OF CERTAIN OF THE
              PARTIES. . . . . . . . . . . . . . . . . . . . . 16
     3.1     Covenants of WWC, WWC Holdings and MCLPI. . . . . 16
     3.2     Additional Covenants of WWC . . . . . . . . . . . 16
     3.3     Covenants of Stanton. . . . . . . . . . . . . . . 17
     3.4     Covenants of PNC. . . . . . . . . . . . . . . . . 18
     3.5     Covenants of PNCLP. . . . . . . . . . . . . . . . 18
     3.6     Covenants of the H&F Entities, Bayer, ML Media
             and the Media/Communications Entities . . . . . . 18

ARTICLE 4  - GOVERNMENTAL FILINGS. . . . . . . . . . . . . . . 19

ARTICLE 5  - REPRESENTATIONS AND WARRANTIES. . . . . . . . . . 20
     5.1     Representations and Warranties of the H&F
             Entities.   . . . . . . . . . . . . . . . . . . . 20
     5.2     Representations and Warranties of Bayer, ML
             Media and the Media/Communications Entities.. . . 24

ARTICLE 6  - REPRESENTATIONS AND WARRANTIES OF MARKETS . . . . 28
     6.1     Due Organization. . . . . . . . . . . . . . . . . 28
     6.2     Capitalization of MARKETS . . . . . . . . . . . . 29
     6.3     Power and Authority; Enforceability; No
             Violation . . . . . . . . . . . . . . . . . . . . 30
     6.4     No Brokers. . . . . . . . . . . . . . . . . . . . 31

ARTICLE 7  - REPRESENTATIONS AND WARRANTIES AS TO SCI,
              STANTON, PNCLP and PNC . . . . . . . . . . . . . 32
     7.1     Representations and Warranties as to SCI. . . . . 32
     7.2     Representations and Warranties of Stanton.. . . . 34
     7.3     Representations and Warranties of PNCLP.. . . . . 37
     7.4     Representations and Warranties of PNC.. . . . . . 41

ARTICLE 8  - CONDITIONS TO MARKETS', STANTON'S, PNCLP'S AND
              PNC'S OBLIGATIONS. . . . . . . . . . . . . . . . 45

ARTICLE 9  - CONDITIONS TO THE GCC STOCKHOLDERS OBLIGATIONS. . 70

ARTICLE 10 - CLOSING . . . . . . . . . . . . . . . . . . . . . 91

ARTICLE 11 - ABANDONMENT AND TERMINATION . . . . . . . . . . . 92
     11.1    Termination; Amendment Subsequent to MARKETS
             Partners' Approval. . . . . . . . . . . . . . . . 92

ARTICLE 12 - SURVIVAL; ISSUANCE OF ADDITIONAL SHARES OF WWC
              COMMON STOCK . . . . . . . . . . . . . . . . . . 95
     12.1    Survival. . . . . . . . . . . . . . . . . . . . . 95
     12.2    Undisclosed Liabilities of MARKETS. . . . . . . . 95
     12.3    Undisclosed Liabilities of GCC. . . . . . . . . . 97
     12.4    Procedure . . . . . . . . . . . . . . . . . . . . 98

ARTICLE 13 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . 99
     13.1    Restrictions on Transfer. . . . . . . . . . . . . 99
     13.2    Indemnity of WWC. . . . . . . . . . . . . . . . .101
     13.3    Expenses. . . . . . . . . . . . . . . . . . . . .101
     13.4    Equitable Remedies. . . . . . . . . . . . . . . .101
     13.5    Notices . . . . . . . . . . . . . . . . . . . . .102
     13.6    Entire Agreement. . . . . . . . . . . . . . . . .104
     13.7    Remedies Cumulative . . . . . . . . . . . . . . .104
     13.8    Governing Law . . . . . . . . . . . . . . . . . .104
     13.9    Counterparts. . . . . . . . . . . . . . . . . . .105
     13.10   Waivers . . . . . . . . . . . . . . . . . . . . .105
     13.11   Successors and Assigns. . . . . . . . . . . . . .105
     13.12   Disclosures . . . . . . . . . . . . . . . . . . .105